Exhibit (a)(5)(i)

June 26, 2008

Special Committee of the Board of Directors
of Five Star Products, Inc.
322 Central Park West, Apartment 8C
New York, NY 10025
Attention: Mr. Carll Tucker

Five Star Products, Inc.
10 East 40th Street, Suite 3110
New York, NY 10016
Attention: Mr. John C. Belknap

Gentlemen:

We understand that Five Star Products, Inc. (“Five Star” or the “Company”), National Patent Development Corporation (“NPDC”) and NPDV Acquisition Corp. (“Purchaser”), a wholly-owned subsidiary of NPDC, propose to enter into a Tender Offer and Merger Agreement (the “Merger Agreement”), which provides among other things that Purchaser commence a tender offer to purchase up to 100% of the shares of the Company common stock for $0.40 a share in cash (the “Tender Offer”), followed by the merger of Purchaser with Five Star (the “Merger”). The Merger Agreement provides that Five Star would become a wholly-owned subsidiary of NPDC and the remaining stockholders of Five Star would receive the same cash consideration per share as the cash consideration per share paid in the Tender Offer. The Company has granted to NPDC and Purchaser an irrevocable option, provided that NPDC and Purchaser own at least 87.5% of the outstanding shares of Company common stock after the consummation of the Tender Offer, to purchase, for $0.40 a share, a number of shares that when added to the number of shares owned by NPDC and Purchaser after the consummation of the Tender Offer will constitute one more than 90% of the shares of the Company common stock.

You have asked for our opinion as to whether the consideration to be received in the Tender Offer and Merger by the stockholders of the Company, other than NPDC and its subsidiaries, is fair from a financial point of view to such stockholders.

For purposes of the opinion set forth herein, we have:

(a)	reviewed certain publicly available financial statements and other business and financial information of the Company;

Burnham Securities, Inc. 1325 Avenue of the Americas 26th Floor New York, NY 10019	phone: 212-262-3100, 800-881-6543 fax: 212-603-7502 email: info@bsibam.com www.burnhamfinancial.com

(b)	reviewed certain internal financial statements and other financial and operating data concerning the Company;

(c)	reviewed certain financial projections prepared by management of the Company;

(d)	discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

(e)	reviewed the limited trading in the Company’s common stock and the Company’s comparatively small market capitalization;

(f)	compared the market prices and trading history of the Company’s common stock with those of certain other publicly-traded companies that Burnham deemed relevant (as reported by reliable information sources);

(g)	reviewed the financial terms and premiums paid, to the extent publicly available, of certain other transactions;

(h)	considered the Company’s prospects if it were to remain independent (as well as the risks involved in achieving those prospects);

(i)	reviewed drafts of the Merger Agreement as they became available; and

(j)	performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition we have assumed that the Tender Offer and Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. We are not legal, tax, regulatory or actuarial advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of NPDC and the Company and their respective legal, tax, regulatory or actuarial advisors with respect to such matters. We express no opinion with respect to fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the stockholders of the Company other than NPDC and its subsidiaries pursuant to the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion unless otherwise agreed.

We have acted as financial advisor to the Special Committee of the Board of Directors of Five Star in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the rendering of the opinion (but not on the conclusions reached in the opinion). In the two years prior to the date hereof, we have provided financial advisory services to the Independent Director of Five Star and received fees in connection with such services. Burnham may also seek to provide services to Five Star and NPDC in the future and would expect to receive fees for such services.

This opinion has been approved by the Burnham Fairness Committee in accordance with our customary practice. This opinion is for the information of the Special Committee of the Board of Directors of Five Star and may not be used for any other purpose without our prior written consent, except that NPDC and Five Star may refer to and include the opinion and may refer to our role as financial advisor to the Special Committee of the Board of Directors of Five Star in connection with the Tender Offer and Merger in any documents relating to the Tender Offer or Merger, including but not limited to any Tender Offer document or proxy or information statement sent to Five Star stockholders, or filed with the Securities and Exchange Commission under Section 13 (e) or Section 14 (d) of the Securities and Exchange Act of 1934, as amended. Burnham expresses no opinion or recommendation as whether the stockholders of Five Star other than NPDC and its subsidiaries should accept the Tender Offer. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received in the Tender Offer and Merger by the stockholders of Five Star, other than NPDC and its subsidiaries, is fair from a financial point of view to such stockholders.

Very truly yours,

BURNHAM SECURITIES INC.

By:
Randolph Guggenheimer
Managing Director

Confidential Fairness Opinion

Presented to:

Special Committee of the Board of Directors of

Five Star Products, Inc.

Burnham Securities Inc.

June 26, 2008

Randolph Guggenheimer
Managing Director

Christopher Novak
Associate

Burnham Securities – Confidential

Appendices

Appendix A.  Descriptions of Selected Public Companies

Appendix B.  Descriptions of Selected Transactions

Appendix C.  Valuation

Appendix D.  Engagement Letter

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1.	SUMMARY

As of April 24, 2008, Burnham Securities Inc. (“Burnham”) was engaged by the Special Committee of the Board of Directors (the “Special Committee”) of Five Star Products, Inc. (“Five Star” or the “Company”) to render a fairness opinion (the “Opinion”) for a contemplated transaction, whereby Five Star, National Patent Development Corporation (“NPDC”) and NPDV Acquisition Corp. (“Purchaser”), a wholly-owned subsidiary of NPDC, propose to enter into a Tender Offer and Merger Agreement (the “Merger Agreement”), which provides among other things that Purchaser commence a tender offer to purchase up to 100% of the shares of the Company common stock for $0.40 a share in cash (the “Tender Offer”), followed by the merger of Purchaser with Five Star (the “Merger”). The Merger Agreement provides that Five Star would become a wholly-owned subsidiary of NPDC and the remaining stockholders of Five Star would receive the same cash consideration per share as the cash consideration per share paid in the Tender Offer. The Company has granted to NPDC and Purchaser an irrevocable option, provided that NPDC and Purchaser own at least 87.5% of the outstanding shares of Company common stock after the consummation of the Tender Offer, to purchase, for $0.40 a share, a number of shares that when added to the number of shares owned by NPDC and Purchaser after the consummation of the Tender Offer will constitute one more than 90% of the shares of the Company common stock.

The Special Committee has requested Burnham to render an opinion to the Special Committee and the Company (the “Opinion”) as to the fairness, from a financial point of view, to the stockholders of the Company, other than NPDC and its subsidiaries, of the consideration to be received in the Tender Offer and Merger by Five Star stockholders (the “Proposed Transaction”).

In undertaking our analysis as to the fairness, from a financial point of view, of the Proposed Transaction, we have relied on traditional valuation techniques, conducted other financial studies and analyses, and performed such other investigations and taken into account such other factors as we deemed necessary for purposes of the Opinion. For purposes of the Opinion, we have:

(a)	reviewed certain publicly available financial statements and other business and financial information of the Company;

(b)	reviewed certain internal financial statements and other financial and operating data concerning the Company;

(c)	reviewed certain financial projections prepared by management of the Company;

(d)	discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

(e)	reviewed the limited trading in the Company’s common stock and the Company’s comparatively small market capitalization;

(f)	compared the market prices and trading history of the Company’s common stock with those of certain other publicly-traded companies that Burnham deemed relevant (as reported by reliable information sources);

(g)	reviewed the financial terms and premiums paid, to the extent publicly available, of certain other transactions;

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(h)	considered the Company’s prospects if it were to remain independent (as well as the risks involved in achieving those prospects);

(i)	reviewed drafts of the Merger Agreement as they became available; and

(j)	performed such other analyses and considered such other factors as we have deemed appropriate.

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2.	CERTAIN CONDITIONS, LIMITATIONS AND ASSUMPTIONS

In preparing our Opinion, Burnham has assumed and relied upon the accuracy and completeness of all of the financial and other information provided to, reviewed or analyzed by us in connection with our Opinion without making, or assuming any responsibility for making, any independent verification of such information. With respect to the prospective financial information supplied to us, we have assumed that such information has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to expected future financial performance, including, without limitation, the character, quantity or timing of any anticipated benefits of the Proposed Transaction. We assume no responsibility for and express no view as to such prospective financial information or the estimates and assumptions on which they are based. We note that the Company and NPDC employ Mr. Ira Sobotko as Principal Financial Officer, Principal Accounting Officer, Senior VP of Finance, Secretary and Treasurer. We have further relied upon the assurances of management of the Company that it is unaware of any facts that would make the historical or prospective financial and other information, including estimates of anticipated benefits of the Proposed Transaction, provided to Burnham incomplete or misleading. In addition, we have not made, or assumed any responsibility for making, any independent evaluation or appraisal of the assets, including any intellectual property or intangible assets, or liabilities of Five Star. Our Opinion is necessarily based on economic, market and other conditions as they exist and as they can be evaluated as of the date of our Opinion. Subsequent developments may affect, and may in the future affect, Burnham’s Opinion.

We have acted as financial advisor to the Special Committee of the Board of Directors of Five Star in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the rendering of the Opinion (but not on the conclusions reached in the Opinion). In the two years prior to the date hereof, we have provided financial advisory services to the Independent Director of Five Star and received fees in connection with such services. Burnham may also seek to provide services to Five Star and NPDC in the future and would expect to receive fees for such services.

These conditions, limitations and assumptions must be read in conjunction with other conditions, limitations and assumptions appearing elsewhere in our Opinion.

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3.	BACKGROUND

Five Star is engaged in the wholesale distribution of home decorating, hardware and finishing products. It serves over 3,500 independent retail dealers in twelve states, making Five Star one of the largest distributors of its kind in the Northeastern US. The Company also services the Mid-Atlantic States, as far south as North Carolina. Five Star operates two distribution centers, located in Newington, CT and East Hanover, NJ. All operations are coordinated from Five Star’s New Jersey headquarters. Five Star is a majority owned subsidiary of National Patent Development Corporation. As of June 25, 2008, NPDC directly owned 74.9% of Five Star and would own 82.3% of Five Star upon conversion of a convertible note.

NPDC provides finance, tax, business development, insurance and employee benefit administration services to the Company for a fee of approximately $40,000 per month. In addition, Five Star’s President and CEO is a director and officer of NPDC and Five Star’s Senior Vice President of Finance is also an officer of NPDC. We considered the potential conflict that this presents in conducting our analysis.

The Company offers products from leading manufacturers such as Valspar/Cabot Stain, William Zinsser & Company, DAP, General Electric Corporation, Newell Irwin, USG, Stanley Tools, Minwax and 3M Company. Five Star also sells a number of private label products under the Five Star name and intends to increase these product offerings.

The Company competes on price and service, offering its customers quick delivery on a large variety of products at reasonable prices. The Company has a diversified customer base, with its largest customer constituting less than 6% of sales in 2007. The Company uses a computerized warehouse system to track all facets of its distribution operations.

Five Star has 237 employees, all of which are full-time. The Teamsters union represents approximately 120 union employees at the New Jersey warehouse facility. There are no unions at the Connecticut facility.

Five Star’s operations generated $3.7 million in EBITDA from $125.3 million in revenues for the twelve months ended March 31, 2008, adjusted to exclude a $1.1 million charge related to the resignation of the Chairman of the Board. Revenues have grown from fiscal 2002 through fiscal 2007, generating a compound annual growth rate of 5.6%. EBITDA margin, while consistently positive, has fluctuated between a low of 1.4% and a high of 3.3%. For the fiscal year ending December 31, 2008, Five Star projects that annual growth will slow to 2.2% year over year as a result of the weaker US economy and housing market. Year-to-date results indicate that the Company is on track to meet that projection. The Company projects revenues to grow at 3% per year during the next five years while it projects EBITDA margins will strengthen to over 4.6% as the Company reconfigures its warehouse operations and increases efficiency.

On April 5, 2007, the Company acquired Right-Way Dealer Warehouse, Inc. for approximately $3.2 million in cash and the assumption of approximately $50,000 in liabilities. This transaction provided the Company with an entry into the Cash & Carry business as well as an additional 40,000 square feet of warehouse space in Brooklyn, NY.

The Company indicates that in order to increase its operating efficiency and profitability, it intends to relocate from its current warehouse facilities. Based on the Company’s high debt load relative to its cash flow, it is unlikely the Company would be able to do so independently.

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Historical Share Price Performance and Relevant Transaction

Burnham observed that the low and high trading prices of Five Star common stock in the 52 weeks prior to June 26, 2008 were $0.28 and $0.94, respectively. The closing price on June 24, 2008 was $0.30.

In March 2008, S. Leslie Flegel resigned as director and Chairman of the Board of the Company and as a director of NPDC to pursue other interests. In connection with Mr. Flegel’s resignation, Mr. Flegel entered into an agreement and release related to the purchase and sale of NPDC common stock and Five Star common stock. Pursuant to the agreement and release, Mr. Flegel and members of his family sold 2,000,000 shares of Five Star common stock to NPDC at $0.60 per share. At the same time, Mr. Flegel sold to NPDC 200,000 shares of NPDC common stock, at a price of $3.60 per share. The NPDC stock was convertible into 1,200,000 shares of Five Star common stock. At the time the agreement and release was negotiated, in the first ten days of March, Five Star common stock was trading at a high of $0.65 and a low of $0.50. The purchase of Mr. Flegel’s shares enabled NPDC to come closer to the number of shares permitting consolidation of Five Star’s results for tax purposes. The purchase price also takes into account that pursuant to the agreement and release Mr. Flegel agreed to keep information regarding NPDC and Five Star confidential and to a one-year non-compete agreement, and certain other restrictions.

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4.	VALUATION ANALYSES

A.	Introduction

The following is a summary of the material financial analyses used by Burnham in connection with rendering its Opinion. The following summary does not purport to be a complete description of the financial analyses performed by Burnham. The order of analyses described does not represent relative importance or weight given to those analyses by Burnham. Certain of the financial analyses are further summarized in tabular format (see Appendix C). The Tables and Appendices must be read together with the full text of each summary and taken alone do not purport to represent a complete description of Burnham’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 25, 2008 and does not necessarily reflect current market conditions. For the purposes of this analysis we considered Five Star’s convertible debt as debt and understand that the conversion or non-conversion of that debt has no impact on the economics of this Proposed Transaction because the conversion price equals the price payable in the Tender Offer and the Merger. Burnham also notes that outstanding stock options have minimal intrinsic value at the Tender Offer price and are not included in our analysis.

B.	Market Approach: Selected Public Companies Analysis

This method utilizes certain market information from selected companies that possess characteristics comparable to the Company. Based on generally accepted measures of value in the public equity markets, the following market valuation parameters (or “multiples”) were considered:

•	Enterprise Value to EBITDA

•	Enterprise Value to Revenue

•	Price to Net Income

•	Price to Book Value

Each measure is calculated by compiling a list of median trailing-twelve-months’ historical multiples from the selected group of comparable companies. Enterprise value is defined as market value of equity plus total debt plus preferred stock plus minority interest less cash and short term investments.

Burnham screened the available universe of publicly traded companies by SIC codes and business descriptions to generate a list of publicly traded companies that were potentially comparable to Five Star’s distribution operations. Among the additional selection criteria that Burnham considered, without any necessarily being sufficient for inclusion or exclusion, were size, rate of growth, margin, profitability, customer base, and geography. Using CapitallQ, Burnham attempted to find profitable U.S.-based companies with revenues of less than $250 million, revenue growth of less than 10%, and EBITDA margins of less than 10% that distribute home improvement supplies or durable household goods. Few publicly traded companies fit these criteria, as distributors of home improvement goods have consolidated to achieve economies of scale. (As a result, the average annual revenues for our selected public distribution companies is over $500 million). Because of this, the criteria had to be widened in order to obtain a meaningful number of data points. After further narrowing the list based on current business activities, Burnham selected four publicly-traded entities with characteristics relevant to the Company. No company that we included in our analysis, though, is identical to Five Star. In fact, three of the

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four have higher EBITDA margins than Five Star’s 2.9% and three of the four have revenues larger than Five Star’s $125.3 million. Our analysis contains data that is available publicly and does not take into account any unique or proprietary individual corporate characteristic of any respective company that may influence its respective stock price or financial results.

Please refer to Appendix A for additional descriptions of the selected public companies that were used for our analysis:

•	Abatix Corp. distributes environmental, safety, and construction equipment and supplies to contractors and industrial manufacturing facilities. For the LTM period, Abatix grew revenues 2.7% and had a 3.7% EBITDA margin;

•	QEP Co. Inc. offers approximately 3,000 specialty tools and flooring related products used for surface preparation and installation of ceramic tile, carpet, vinyl, and wood flooring. QEP sells its products to home improvement retailers, as well as to construction or remodeling professionals. For the LTM period, QEP grew revenues 0.7% and had a 5.1% EBITDA margin;

•	Interline Brands Inc. operates as a distributor and direct marketer of maintenance, repair, and operations products including plumbing products, janitorial supplies, hardware and tools. For the LTM period, Interline Brands grew revenues 8.3% and had a 10.3% EBITDA margin;

•	Huttig Building Products Inc. distributes millwork, building materials, and wood products used in new residential construction, home improvement, remodeling, and repair work in the United States. For the LTM period, Huttig Building Products revenues declined by 21.5% and generated an -0.5% EBITDA margin;

Burnham derived the following ranges of relevant valuation multiples from the market information and latest twelve month financials, as available, for these four companies.

TABLE I
Multiple	Range of Multiples

Enterprise Value / EBITDA	4.5x to 6.8x

Enterprise Value / Revenue	0.lx to 0.7x

Price / Net Income	8.6x to 10.3x

Price / Book Value	0.5x to 1.4x

Burnham applied these multiples against the relevant Five Star financials for the latest available twelve months to derive a range of estimated enterprise valuations.

Using the selected public companies analysis described, Burnham calculated an estimated enterprise valuation range of $13.6 million to $87.3 million for Five Star. The broad enterprise valuation range occurs because several of the comparable companies operate on a significantly larger scale than Five Star. Companies with a revenue and EBITDA size most comparable to Five Star trade at the lower end of the multiple ranges. In addition, the top end of the valuation range is attributable to the Enterprise Value / Revenue multiple which was skewed by one selected public company. The exclusion of this multiple, which does not take into account a firm’s relative profitability when implying a value, would have generated a much narrower estimated enterprise

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valuation range of $16.5 million to $40.1 million. The enterprise value implied by the Proposed Transaction is $37.0 million. Please refer to Appendix C for additional detail.

C.	Market Approach: Trading History

Burnham considered Five Star’s stock trading history for the last five years. Within that period, excluding trading dates where NPDC filings indicated that they had made significant open market purchases of Five Star common stock, over 68% of the Company’s share trading volume for the last five years has been on days where the closing price was at or below the Tender Offer price. Burnham’s analysis of Five Star’s stock trading history is summarized in the table below:

TABLE II
Price Per Share, by Volume Traded[1]
Upper Quartile[2]	$0.45

Median	$0.34

Lower Quartile[3]	$0.23

(1) Source: Capital IQ
(2) Upper quartile: 3/4 of all share volume traded below this level.
(3) Lower quartile: 3/4 of all share volume traded above this level.

Between June 26, 2003 and June 25, 2008, Five Star’s common stock traded at between $0.09 and $0.91 per share, with the high achieved on November 5, 2007. Over this five year period, the average daily value of shares traded was less than $5,000, with no shares trading on 460 of the 1258 potential trading dates (excluding dates where NPDC announced significant open market purchases).

Based on a range defined by the upper and lower quartiles (a range encompassing 50% of all trading volume in the Company’s shares over the past five years), Burnham calculated an estimated enterprise valuation range of $34.1 million to $37.9 million. The enterprise value implied by the Proposed Transaction is $37.0 million. Please refer to Appendix C for additional detail.

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D.	Market Approach: Transaction Premium Analysis

Burnham reviewed numerous M&A transactions completed over the last 36 months where the tendering acquirer already owned a majority interest in the acquired public company. Among the criteria Burnham deemed relevant when selecting transaction premiums was the availability of information relevant to the premium analysis, whether the acquired company was based in the U.S., a positive one day and one month transaction premium and the successful tender for a minority of shares by the majority shareholder.

Please refer to Appendix B for additional detail and descriptions of the transactions that were used for our analysis.

•	On March 19, 2007, Thomas B. Crowley, Jr., already an owner of 65.2% of Crowley Maritime Corp., announced the eventually successful tender for an additional 34.8% at $2,990.40 per share. This represented a 51.8% premium over share prices one day and one month prior to the announcement of the tender offer.

•	On March 17,2006, General William Lyon, already an owner of 50.4% of William Lyon Homes, announced the eventually successful tender for an additional 39.6% at $109.21 per share. This represented a 44.3% premium over the share price one day prior to the announcement of the tender offer and a 27.4% premium over the share price one month prior to the announcement of the tender offer.

•	On February 21, 2006, Lafarge S.A., already an owner of 53.2% of Lafarge North America, Inc., announced the eventually successful tender for an additional 46.8% at $85.50 per share. This represented a 3.8% premium over the share price one day prior to the announcement of the tender offer and a 46.6% premium over the share price one month prior to the announcement of the tender offer.

•	On December 13, 2005, Virbac S.A., already an owner of 60.1% of Virbac Corporation, announced the eventually successful tender for an additional 37.1% at $5.75 per share. This represented a 56.7% premium over the share price one day prior to the announcement of the tender offer and a 49.4% premium over the share price one month prior to the announcement of the tender offer.

In these four transactions considered by Burnham, in all instances the percentage of the companies acquired were significantly higher than in the Proposed Transaction. The results are summarized below:

TABLE III
Multiple	Range of Premiums

One Day Premium	3.8% to 56.7%

One Month Premium	27.4% to 51.8%

Burnham applied the ranges for both time periods against the relevant closing prices for Five Star’s common stock then added net debt to derive a range of estimated enterprise valuations.

Using the transaction premium analysis described, Burnham calculated an estimated enterprise valuation range of $35.5 million to $38.2 million. The enterprise value implied by the Proposed Transaction is $37.0 million. Please refer to Appendix C for additional detail.

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Burnham also reviewed transaction data for publicly traded companies in the Wholesale and Distribution sectors acquired in the last twelve months. This data indicated that publicly traded Wholesale and Distribution companies were acquired at an average one day premium of 24% and an average 30-day premium of 21.6%.1

1 Source: MergerStat.

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E.	Income Approach: Discounted Cash Flow Analysis

The Discounted Cash Flow Analysis (“DCF”) utilizes the company’s internal forecasts and projections regarding its future operations and the cash flows expected to be derived therefrom in order to determine its value. We understand that these projections may have been prepared by an employee of both Five Star and NPDC and because of this potential conflict we have given less weight when considering the estimated enterprise valuation range implied by this methodology when considering the fairness of the Proposed Transaction. In general, the free operating cash flows (“FCF”) of a business are discounted and are then adjusted for special items, as deemed appropriate. FCF to the Company, on a debt free scenario, is defined as Earnings Before Interest and Taxes or EBIT (1-tax rate) plus Depreciation and Amortization, minus Capital Expenditures, and adjusted for changes in Working Capital. This provides a measure of a company’s ability to generate consistent free cash flows for the benefit of its stockholders.

Once each year’s free cash flows are determined, a discount rate, or Weighted Average Cost of Capital (“WACC”) is applied to such cash flows to provide a number that, when aggregated, will result in the present value of those future cash flows. In order to produce a meaningful DCF, consideration should be given to the most recent five years’ actual results and the prospective five years’ projections.

Five Star’s management has prepared projections and provided them to us for the fiscal years 2008 to 2012. We have accepted the Company’s projections without independent verification. Burnham then calculated and applied an appropriate discount rate to the resulting cash flows. The discount rate was based on the Company’s size, its industry characteristics, its capital structure and its unique risk profile (please see Appendices). Burnham then calculated a terminal value using the Growth Growth model, which capitalizes terminal cash flows, and applied an appropriate discount rate.

Based on the methodology discussed above, Burnham calculated an estimated enterprise valuation range of $14.9 million to $21.5 million. The enterprise value implied by the Proposed Transaction is $37.0 million. Please refer to Appendix C for additional detail concerning the valuation methodology and results.

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F.     Valuation Summary

In order to consider the fairness of the Proposed Transaction, from a financial point of view, Burnham used the selected public companies, selected transactions analyses and DCF analysis, and arrived at a range of implied equity valuations for the Company.

Through these analyses (See: Appendix C), we derived an estimated enterprise valuation range of $13.6 million to $87.3 million for Five Star. The larger publicly traded distribution businesses carry a more diversified line of products and serve a broader geography and customer base than Five Star does, reducing their reliance on any one vendor or customer to generate their growth or to meet their projections, thus decreasing their perceived risk relative to Five Star. Therefore, Five Star would not be expected to command a multiple at the high end of the range for distributors.

The top end of the valuation range is attributable to one of the eight value calculations, the Enterprise Value / Revenue multiple implied by selected public companies. The exclusion of this multiple, which does not take into account a firm’s relative profitability when implying a value, would have generated a much narrower estimated enterprise valuation range of $14.9 million to $40.1 million. The enterprise value implied by the Proposed Transaction is $37.0 million. Please refer to Appendix C for additional detail.

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5.	KEY CONSIDERATIONS

NPDC own 82.3% of Five Star’s outstanding stock assuming conversion of a convertible note. Therefore, the Company would not be able to undertake any significant strategic initiatives without the support of NPDC. Further, the Company’s future prospects and projections are partially contingent upon the Company successfully executing on its facilities relocation plans in order to increase efficiency and profitability. Due to the Company’s high debt load relative to its cash flow, it is unlikely that the Company could quickly accomplish these goals without the support of NPDC’s balance sheet to enable the Company to finance these activities.

We also considered that Five Star serves clients in the home improvement space and that a number of its peers and customers are experiencing pressure due to the slowdown in the housing market.

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6.	OPINION

Based on all of the information and analyses set forth in this report, its accompanying materials, and other evaluations that we have taken into consideration as a whole, we have concluded that the consideration to be received by the Five Star stockholders of the Company other than NPDC and its subsidiaries in the Proposed Transaction is fair, from a financial point of view, to such stockholders.

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7.	COMMENTS

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying our opinion. In arriving at our fairness determination, Burnham considered the results of all of its analyses and did not attribute any particular relative weight to any factor or analysis, except where specifically noted in respect to our discounted cash flow analysis. Rather, we made our determination as to fairness on the basis of our experience and professional judgment after considering the results of all of our analyses. No company or transaction noted in the foregoing analyses is directly comparable to Five Star or the Proposed Transaction. Burnham’s Opinion is not to be construed as a recommendation as to how any member of the Board of Directors, or any stockholder, of Five Star should vote on the Proposed Transaction.

Burnham prepared its analyses for purposes of providing our Opinion to Five Star’s Special Committee of the Board of Directors and Five Star as to the fairness, from a financial point of view, to the stockholders of the Company of the consideration to be received in connection with the Proposed Transaction. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Five Star, its Board of Directors, Burnham or any other person assumes responsibility if future results are materially different from those forecast.

Burnham is a nationally recognized firm. As part of our investment banking activities, we regularly engage in the valuation of businesses and their securities in connection with tender offers and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate financings and other purposes.

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Burnham Securities — Confidential APPENDIX A

Capital IQ
Confidential

Abatix Corp. (OTCPK:ABIX)

Company Overview

Company Type: Public Company

Website: www.abatix.com

Number of Employees: 105

Ticker: ABIX (OTCPK)

Year Founded: 1983

Business Description

Abatix Corp. and its subsidiary engage in the marketing and distribution of safety, construction, fire and water restoration, and homeland security products. It distributes environmental, safety, and construction equipment and supplies to the contractors and industrial manufacturing facilities, as well as supplies disposable protective clothing. The company serves various industries, including environmental, industrial safety, and construction. It sells its product in the United States and the Caribbean through its distribution channels, as well as through other distributors. The company was founded in 1983 as T&T Supply Company, Inc. and changed its name to Abatix Environmental Corp. in 1988. Further, it changed its name to Abatix Corp. in 1999. Abatix Corp. is based in Mesquite, Texas.

Primary Industry Classification

Environmental and Facilities Services

Primary Office Location

2400 Skyline Drive Suite 400 | Mesquite, TX | 75149 | United States
Phone: 214-381-0322 Fax: 214-388-0443

Competitors

Mace Security International Inc. (NasdaqGM:MACE)

Stock Quote and Chart (Currency: USD)

Last (Delayed Quote)	5.02	**Market Cap (mm)**	8.6
Open	5.02	**Shares Out. (mm)**	1.7
Previous Close	5.10	**Float %**	50.8%
Change	(0.08)	**Shares Sold Short (mm)**	-
Change %	(1.6)%	**Dividend Yield %**	-
Day High/Day Low	5.02/ 5.02	**Diluted EPS Excl. Extra Items**	0.58
52 wk High/52 wk Low	11.65/ 5.02	**P/Diluted EPS Before Extra**	8.69x
Volume (mm)	0.00	**Beta**	3.33
Avg. Vol - 3 mo (mm)	0.00		


14.00
12.00
10.00
8.00
6.00
4.00
Jul
Aug
Sep
Oct
Nov
Dec
08
Feb
Mar
Apr
May
Jun
200k
150k
100k
50k
0

Delayed Quote** | Last Updated on Jun-20-2008 12:00 AM

Financial Information (Currency: USD, in mm)

Total Revenue	68.9	**Market Capitalization**	8.6	**TEV/Total Revenue**	0.2x
EBITDA	2.5	**Total Enterprise Value**	14.4	**TEV/EBITDA**	5.7x
EBIT	2.0	**Cash & ST Invst.**	0.3	**P/Diluted EPS Before Extra**	8.7x
Net Income	1.0	**Total Debt**	6.2	**Price/Tang BV**	0.6x
Capital Expenditure	(0.4)	**Total Assets**	23.6	**Total Debt/EBITDA**	2.4x

LTM as of Mar-31-2008 TEV and Market Cap are calculated using a close price as of Jun-20-2008

Company Notes

Date Created: Jun-25-2008
Page 1 of 3

Capital IQ

Confidential

Abatix Corp. (OTCPK:ABIX)

No Company Notes exist.

Strategy Notes

No Strategy Notes exist.

Key Executives and Professionals

Name	Title
Shaver, Terry W.	Chairman, Chief Executive Officer and President
Cinatl, Frank J.	Chief Financial Officer, Principal Accounting Officer and Executive Vice President
Cox, Gary L.	Chief Operating Officer, Executive Vice President, Secretary and Director

Key Board Members

Name	Title
Shaver, Terry W.	Chairman, Chief Executive Officer and President
Cox, Gary L.	Chief Operating Officer, Executive Vice President, Secretary and Director
Black, Donald N.	Lead Independent Director, Chairman of Compensation Committee, Member of Audit Committee and Member of Nominating & Corporate Governance Committee
Young, Eric A.	Independent Director, Chairman of Audit Committee, Member of Compensation Committee and Member of Nominating & Corporate Governance Committee
Cook, A. David	Independent Director, Chairman of Nominating & Corporate Governance Committee, Member of Audit Committee and Member of Compensation Committee

Current and Pending Subsidiaries / Investments

International Enviroguard Systems, Inc., Keliher Hardware Company, North State Supply Co. (Phoenix, Arizona)

Last 5 Key Developments

Date	Event Type	Headline
May-20-2008	Announcements of Operating Results	Abatix Corp. Reports Earnings Results for the First Quarter Ended March 31, 2008
Apr-09-2008	Announcements of Operating Results	Abatix Corp. Reports Earnings Results for the Fourth Quarter and Full Year Ended December 31, 2007
Nov-14-2007	Announcements of Operating Results	Abatix Corp. Reports Earnings Results for the Third Quarter and Nine Months Ended September 30, 2007
Sep-17-2007	Index Constituent Drops	Abatix Corp. dropped from NASDAQ Composite Index
Sep-17-2007	Delistings	Abatix Completes Filing Its Application To Voluntarily Terminate SEC Reporting

Last 5 News Headlines

Date / Time	Source	Headlines
May-20-2008 5:30 PM	PRN	ABATIX CORP. Reports Operating Results for First Quarter of 2008
Apr-09-2008 5:45 PM	PRN	ABATIX CORP. Reports Operating Results for 2007

Historical Equity Pricing Data supplied by FT.com FINANCIAL TIMES

FTSE ™ is a trade mark of the London Stock Exchange and
The Financial Times and used by FTSE International Limited under license.
Capital IQ is licensed by FTSE International Limited to publish the FTSE.
**Intraday Quotes are delayed by at least 20 minutes.

News provided by COMTEX News Network

Date Created: Jun-25-2008

Page 2 of 3

Capital IQ

Confidential

QEP Co. Inc. (NasdaqGM:QEPC)

Company Overview

Company Type: Public Company

Website: www.qep.com

Number of Employees: 482

Ticker: QEPC (NasdaqGM)

Year Founded: 1979

Business Description

Q.E.P. Co., Inc., together with its subsidiaries, manufactures, markets, and distributes various specialty tools and flooring related products for the home improvement market. The company's products include trowels, floats, tile cutters, wet saws, spacers, nippers, pliers, carpet trimmers and cutters, flooring adhesives, seaming tape, tack strips, knives, dry set powders, grouts, accessory flooring supplies, and safety products; and flooring installation products. It also provides carpet installation services; thin-set mortars, self-leveling concrete toppings and crack-suppressing waterproof membranes for use in the flooring industry; ceramic tile tools and accessories to the retail and distribution markets; and ceramic borders and trim. The company markets approximately 3,000 specialty tools and flooring related products used primarily for surface preparation and installation of ceramic tile, carpet, vinyl, and wood flooring under Q.E.P., ROBERTS, Capitol, QSet, Vitrex, and Elastiment brand names. It sells its products to home improvement retailers, including national and regional chains; international chain stores; specialty distributors; hardware, construction, flooring, and home improvement trades; and chain or independent hardware, tile, and carpet retailers for use by the do-it-yourself consumers, as well as to construction or remodeling professionals. The company sells its product through its own sales staff, independent manufacturing representatives, an in-house telemarketing sales force, and outside salaried and commissioned sales representatives. It has operations in the United States, Canada, Europe, Australia, New Zealand, Latin America, Asia, and internationally. Q.E.P. Co., Inc. was founded in 1979 and is headquartered in Boca Raton, Florida.

Primary Industry Classification

Housewares and Specialties

Primary Office Location

1001 Broken Sound Parkway NW Suite A | Boca Raton, FL | 33487 | United States
Phone: 561-994-5550 Fax: 561-241-2830

Prior Investors

HillStreet Capital Inc., The HillStreet Fund, L.P.

Competitors

American Home Food Products, Inc. (OTCBB:AHFP), ARDEX, Inc., Armstrong Holdings Inc., BASF Admixtures, Building Materials Holding Corp. (NYSE:BLG), Chemmasters Corp, CONSPEC, CRH America, Inc., DAP Products, Inc., Dayton/Richmond Concrete Accessories, Dependable Inc., Huttig Building Products Inc. (NYSE:HBP), Mapei SpA, Mascrete, P&F Industries Inc. (NasdaqGM:PFIN), Rockite, Sika AG (SWX:SIK), Sonneborn, LLC, Tamms Industries Inc., The QUIKRETE Companies, Inc., The Thompson's Company, Thoro, Ugl, Universal Forest Products Inc. (NasdaqGS:UFPI), W. R. MEADOWS, INC., Watsco Inc. (NYSE:WSO)

Stock Quote and Chart (Currency: USD)

Last (Delayed Quote)	5.75	**Market Cap (mm)**	19.8
Open	5.27	**Shares Out. (mm)**	3.4
Previous Close	5.51	**Float %**	52.0%
Change	0.24	**Shares Sold Short (mm)**	0.0
Change %	4.4%	**Dividend Yield %**	-
Day High/Day Low	5.75/ 5.27	**Diluted EPS Excl. Extra Items**	0.61
52 wk High/52 wk Low	14.99/ 5.27	**P/Diluted EPS Before Extra**	9.40x
Volume (mm)	0.00	**Beta**	(0.29)
Avg. Vol - 3 mo (mm)	0.00		


15.00
12.50
10.00
7.50
5.00
2.50
Jul
Aug
Sep
Oct
Nov
Dec
08
Feb
Mar
Apr
May
Jun
1.3m
1m
750k
500k
250k
0

Delayed Quote** | Last Updated on Jun-24-2008 03:57 PM

NasdaqGM:QEPC - Common Stock

Date Created: Jun-25-2008

Page 1 of 3

Capital IQ

Confidential

QEP Co. Inc. (NasdaqGM:QEPC)

Financial Information (Currency: USD, in mm)

Total Revenue	217.5	**Market Capitalization**	19.8	**TEV/Total Revenue**	0.2x
EBITDA	11.1	**Total Enterprise Value**	50.4	**TEV/EBITDA**	4.5x
EBIT	9.0	**Cash & ST Invst.**	0.9	**P/Diluted EPS Before Extra**	9.4x
Net Income	2.2	**Total Debt**	31.2	**Price/Tang BV**	1.5x
Capital Expenditure	(3.0)	**Total Assets**	85.6	**Total Debt/EBITDA**	2.8x

LTM as of Feb-29-2008 TEV and Market Cap are calculated using a close price as of Jun-24-2008

Company Notes

No Company Notes exist.

Strategy Notes

No Strategy Notes exist.

Key Executives and Professionals

Name	Title
Gould, Lewis	Chairman of the Board and Chief Executive Officer
Gould, Leonard	President and Director
Fleischer, Stuart	Chief Financial Officer, Principal Accounting Officer, Senior Vice President and Treasurer
Brower, James	Chief Operating Officer and Executive Vice President
Brooke, Richard A.	Senior Vice President
Levine, Lawrence P.	Senior Vice President and General Counsel
Weiss, Kenneth	Senior Vice President of Commercial Sales
Gould, Susan J.	Corporate Secretary
Clingan, Jamie L.	Senior Vice President of International Marketing
Hirschman, Terry	Vice President of Global Services - Shanghai, China

Key Board Members

Name	Title
Gould, Lewis	Chairman of the Board and Chief Executive Officer
Gould, Leonard	President and Director
Kreilein, David	Independent Director, Chairman of Audit Committee, Member of Nominating Committee and Member of Governance Committee
Holm, Laura	Independent Director, Member of Nominating Committee, Member of Compensation Committee and Member of Governance Committee
Walters, Robert	Independent Director
Vogel, Emil	Independent Director, Member of Audit Committee, Member of Nominating Committee, Member of Compensation Committee and Member of Governance Committee

Current and Pending Subsidiaries / Investments

Accessories Marketing Pty Ltd., Boiardi Products Corp., Capitol Adhesives, Crestwin Trade Supplies Pty Ltd., Manufacturing & Distribution Facility in Adelanto, Marion Tool Corporation, Neon Australia Pty, O'Tool Company, PRCI SA, Purchistics, Q.E.P. Australia Pty Limited, Q.E.P. Chile Ltda, Q.e.p. Co. New Zealand Limited, Q.e.p. Co. U.k., Limited, Q.e.p. Holding B.v., Q.E.P. Roberts Ireland, Ltd., Q.e.p. Zocalis Holdings L.l.c., Q.E.P. Zocalis Srl, Q.e.p.-O'tool, Inc, Roberts Consolidated Industries, Inc., Roberts Deutschland GmbH, Roberts Holland BV, Roberts Mexicana, S.A. de C.V., Stone Mountain Manufacturing of Florida, Stone Mountain Manufacturing of Georgia, Tuplex Corp., Vitrex Ltd.

Last 5 Key Developments

Date	Event Type	Headline

Date Created: Jun-25-2008

Page 2 of 3

Capital IQ
Confidential

QEP Co. Inc. (NasdaqGM:QEPC)

May-30-2008	Earnings/Operating Results Calls	QEP Co. Inc., Q4 2008 Earnings/Operating Results Call, May-30-2008
May-29-2008	Announcements of Operating Results	QEP Co. Inc. Announces Financial Results for the Fourth Quarter and Fiscal Year Ended February 29, 2008
May-28-2008	Executive/Board Changes - Other	QEP Co. Inc. Appoints Lewis Gould as President
May-27-2008	Debt Financing Related	QEP Co. Inc. Amends Its Second Amended and Restated Loan Agreement With Lenders
May-23-2008	Buybacks	QEP Co. Inc. announces an Equity Buyback in the amount of $4 mm

Last 5 News Headlines

Date / Time	Source	Headlines
Jun-19-2008 9:07 PM	WSH	QEP Co. Inc. (QEPC) Corporate Event Announcement Notice
May-30-2008 9:00 PM	WSH	QEP Co. Inc. (QEPC) Corporate Event Announcement Notice
May-30-2008 7:20 AM	KAS	QEPC: Q4 Earnings Call @ 10:00 ET Today [delayed]
May-29-2008 9:06 PM	WSH	QEP Co. Inc. (QEPC) Corporate Event Announcement Notice
May-29-2008 4:52 PM	PMZ	Q.E.P. Co., Inc. Reports Strong Fiscal 2008 Results

Historical Equity Pricing Data supplied by FT.com FINANCIAL TIMES

FTSE ™ is a trade mark of the London Stock Exchange and
The Financial Times and used by FTSE International Limited under license.
Capital IQ is licensed by FTSE International Limited to publish the FTSE.
**Intraday Quotes are delayed by at least 20 minutes.

News provided by COMTEX News Network

Date Created: Jun-25-2008
Page 3 of 3

Capital IQ

Confidential

Interline Brands Inc. (NYSE:IBI)

Company Overview

Company Type: Public Company

Website: www.interlinebrands.com

Number of Employees: 3,801

Ticker: IBI (NYSE)

Year Founded: 1978

Business Description

Interline Brands, Inc. operates as a distributor and direct marketer of maintenance, repair, and operations products. It offers plumbing products, including faucet parts, water heaters, tubular products, bathroom renovation kits, and plumbing accessories; janitorial and sanitary products, such as brooms, mops, trash can liners, cleaning chemicals, paper towels, and bath tissue; electrical and lighting products, such as electrical wire and breakers, light fixtures, light bulbs; and heating, ventilation, and air conditioning products, including condensing units, thermostats, fans, and motors, as well as specialty ventilation and chimney maintenance products. The company also sells appliances and parts, including stoves, washer/dryer components, garbage disposers, refrigerators, range hoods, and replacement parts; security products, such as individual lock-sets and computerized master-key systems; and hardware and tools, including hinges, power tools, and mini blinds. The company offers its products to facilities maintenance customers, which include multi-family housing facilities, educational institutions, lodging and health care facilities, government properties and building service contractors; professional contractors involved in the repair, remodeling, and construction of residential and non-industrial facilities; and specialty distributors, including plumbing and hardware retailers. It sells its products directly through field sales representatives, as well as through telesales supported by catalog and promotional mailings. Interline Brands operates primarily in the United States and Canada. The company was founded in 1978 and is headquartered in Jacksonville, Florida.

Primary Industry Classification

Trading Companies and Distributors

Primary Office Location

801 W Bay Street | Jacksonville, FL | 32204 | United States
Phone: 904-421-1400 Fax: 904-358-2486

Current and Pending Investors

Parthenon Capital LLC (Ernest Jacquet), Sterling Investment Partners (Charles Santoro)

Prior Investors

Allied Capital Corporation (NYSE:ALD), BancBoston Capital, Inc., Citizens Capital, Inc., General Motors Investment Management Corporation, J.P. Morgan Partners, LLC, Key Principal Partners, LLC, KPP Investors I, L.P., Mellon Ventures, Inc., National City Equity Partners, L.P., National City Equity Partners, LLC, Navigation Capital Partners, LLC, Private Equity Portfolio Fund II, LLC, Summit Partners, Svoboda Capital Partners LLC (John Svoboda), Svoboda Collins, L.P., WSG Partners, LLC (William Green)

Competitors

Bluelinx Holdings Inc. (NYSE:BXC), Ferguson Enterprises, Inc., Goodman Global Inc., Lennox International Inc. (NYSE:LII), Lowe's Companies Inc. (NYSE:LOW), The Home Depot Supply, Inc., The Home Depot, Inc (NYSE:HD), W.W. Grainger, Inc. (NYSE:GWW), Watsco Inc. (NYSE:WSO)

Stock Quote and Chart (Currency: USD)

Last (Delayed Quote)	15.91	**Market Cap (mm)**	515.2
Open	16.05	**Shares Out. (mm)**	32.4
Previous Close	16.20	**Float %**	97.4%
Change	(0.29)	**Shares Sold Short (mm)**	2.0
Change %	(1.8)%	**Dividend Yield %**	-
Day High/Day Low	16.17/ 15.85	**Diluted EPS Excl. Extra Items**	1.53
52 wk High/52 wk Low	28.13/ 15.83	**P/Diluted EPS Before Extra**	10.37x
Volume (mm)	0.30	**Beta**	1.66


30
25
20
15
10
Jul
Aug
Sep
Oct
Nov
Dec
08
Feb
Mar
Apr
May
Jun
1.5m
1m
500k
0

Date Created: Jun-25-2008

Page 1 of 3

Capital IQ

Confidential

Interline Brands Inc. (NYSE:IBI)

Avg. Vol - 3 mo (mm)	0.28		
Delayed Quote** | Last Updated on Jun-24-2008 04:03 PM		NYSE:IBI - Common Stock	

Financial Information (Currency: USD, in mm)

Total Revenue	1,232.8	**Market Capitalization**	515.2	**TEV/Total Revenue**	0.7x
EBITDA	127.2	**Total Enterprise Value**	858.7	**TEV/EBITDA**	6.8x
EBIT	111.8	**Cash & ST Invst.**	74.2	**P/Diluted EPS Before Extra**	10.4x
Net Income	50.2	**Total Debt**	417.7	**Price/Tang BV**	NM
Capital Expenditure	(17.9)	**Total Assets**	952.6	**Total Debt/EBITDA**	3.3x

LTM as of Mar-28-2008 TEV and Market Cap are calculated using a close price as of Jun-24-2008

Company Notes

No Company Notes exist.

Strategy Notes

No Strategy Notes exist.

Key Executives and Professionals

Name	Title
Grebe, Michael J.	Chairman and Chief Executive Officer
Tossavainen, Thomas J.	Chief Financial Officer, Principal Accounting Officer, Secretary and Chief Financial Officer of Interline Opco
Maxwell, Pamela L.	Vice President of Sales & Marketing, Vice President of Pro Contractor & Resale Markets, Vice President of Sales & Marketing -Interline Opco and Vice President of Pro Contractor and Resale Markets -Interline Opco
Pray, William R.	Vice President
Sweder, Kenneth D.	Chief Merchandising Officer
Agliata, Michael	Corporate Counsel
Serrano, David C.	Vice President of Finance and Corporate Controller
Bravo, Fred M.	Vice President of Field Sales and Vice President of Field Sales - Interline Opco

Key Board Members

Name	Title
Grebe, Michael J.	Chairman and Chief Executive Officer
Sawyer, Drew T.	Director, Member of Audit Committee and Director of Interline Opco
Goldstein, Barry	Director, Chairman of Audit Committee and Director of Interline Opco
Argov, Gideon	Director, Chairman of Compensation Committee, Member of Nominating & Governance Committee and Director of Interline Opco
Santoro, Charles W.	Director, Member of Compensation Committee and Director of Interline Opco
DeDomenico, Michael E.	Independent Director, Member of Compensation Committee and Director of Interline Opco
Gavin, John J.	Lead Independent Director, Chairman of Nominating & Governance Committee and Member of Audit Committee
Jacquet, Ernest K.	Director and Member of Nominating & Governance Committee

Current and Pending Subsidiaries / Investments

American Sanitary Incorporated, Copperfield Chimney Supply, Inc., Florida Lighting, Inc., Glenwood Acquisition, LLC, Interline Brands, Inc., a New Jersey Corporation, Interline Opco, JA Sexauer, Inc., Kurzon Supply Company, Inc., Sexauer Ltd., Trayco of S.C., Inc., Wilmar, Wilmar Financial Inc., Wilmar Holdings, Inc.

Date Created: Jun-25-2008

Page 2 of 3

Capital IQ
Confidential

Interline Brands Inc. (NYSE:IBI)

Last 5 Key Developments

Date	Event Type	Headline
Jun-18-2008	Conference Presentation Calls	Interline Brands Inc. - Conference Presentation Call
Jun-16-2008	Executive/Board Changes - Other	Interline Brands Announces William Sanford to Step Down from the Positions of President and Chief Operating Officer
May-20-2008	Shelf Registration Filings	Interline Brands Inc. has filed a Shelf Registration in the amount of $42.91 million.
May-08-2008	Annual General Meetings	Interline Brands Inc., Annual General Meeting, May 08, 2008
May-06-2008	Earnings/Operating Results Calls	Interline Brands Inc., Q1 2008 Earnings/Operating Results Call, May-06-2008

Last 5 News Headlines

Date / Time	Source	Headlines
Jun-18-2008 9:23 AM	KAS	IBI: To Present At William Blair Growth Stock Conference @ 10:50 ET [delayed]
Jun-16-2008 9:10 AM	KAS	IBI: William Sanford to Resign as President and COO
Jun-16-2008 8:10 AM	PRN	Interline Brands, Inc. Announces Management Transition
Jun-11-2008 4:50 PM	PRN	Interline Brands, Inc. Scheduled to Present at William Blair 28th Annual Growth Stock Conference
Apr-25-2008 9:12 PM	WSH	Interline Brands Inc. (IBI) Corporate Event Announcement Notice

M&A Advisors

Morgan, Lewis & Bockius LLP, William Blair & Company, L.L.C., Lehman Brothers Inc., Dechert LLP

Historical Equity Pricing Data supplied by FT.com FINANCIAL TIMES

FTSE ™ is a trade mark of the London Stock Exchange and
The Financial Times and used by FTSE International Limited under license.
Capital IQ is licensed by FTSE International Limited to publish the FTSE.
**Intraday Quotes are delayed by at least 20 minutes.

News provided by COMTEX News Network

Date Created: Jun-25-2008
Page 3 of 3

Capital IQ
Confidential

Huttig Building Products Inc. (NYSE:HBP)

Company Overview

Company Type: Public Company
Website: www.huttig.com
Number of Employees: 1,600
Ticker: HBP (NYSE)
Year Founded: 1913

Business Description

Huttig Building Products, Inc., together with its subsidiaries, distributes millwork, building materials, and wood products used in new residential construction, home improvement, remodeling, and repair work in the United States. It offers millwork products that include exterior and interior doors, pre-hung door units, windows, patio doors, mouldings, frames, stair parts, and columns under the Therma-Tru, Masonite, HB&G, Woodgrain, Windsor, and L. J. Smith brand names; general building products consisting of roofing, siding, insulation, flashing, housewrap, connectors and fasteners, decking, drywall, kitchen cabinets, and various miscellaneous building products under the Typar, Timbertech, Simpson Strong-Tie, Owens Corning, CertainTeed, and Grace brand names; and wood products, which comprise engineered wood products, such as floor systems, as well as lumber and wood panels. The company sells its products to building materials dealers; national buying groups; home centers; and industrial users, including makers of manufactured homes. As of December 31, 2007, Huttig distributed its products through 36 distribution centers serving 44 states. The company was founded in 1913 and is headquartered in St. Louis, Missouri. Huttig Building Products Inc. (NYSE:HBP) operates independently of Crane Co. as of December 16,1999.

Primary Industry Classification

Trading Companies and Distributors

Primary Office Location

555 Maryville University Drive Suite 240 | St Louis, MO | 63141 | United States
Phone: 314-216-2600 Fax: 314-216-2747

Prior Investors

Rugby Group PLC

Competitors

Bluelinx Holdings Inc. (NYSE:BXC), Boise Cascade Company, Building Materials Holding Corp. (NYSE:BLG), QEP Co. Inc. (NasdaqGM:QEPC), Universal Forest Products Inc. (NasdaqGS:UFPI), Watsco Inc. (NYSE:WSO), Weyerhaeuser Co. (NYSE:WY)

Stock Quote and Chart (Currency: USD)

Last (Delayed Quote)	1.85	**Market Cap (mm)**	39.9
Open	1.85	**Shares Out. (mm)**	21.6
Previous Close	1.72	**Float %**	63.0%
Change	0.13	**Shares Sold Short (mm)**	0.1
Change %	7.6%	**Dividend Yield %**	-
Day High/Day Low	1.85/ 1.76	**Diluted EPS Excl. Extra Items**	(0.71)
52 wk High/52 wk Low	7.70/ 1.64	**P/Diluted EPS Before Extra**	NM
Volume (mm)	0.23	**Beta**	0.95
Avg. Vol - 3 mo (mm)	0.04		


10.00
8.00
6.00
4.00
2.00
0.00
Jul
Aug
Sep
Oct
Nov
Dec
08
Feb
Mar
Apr
May
Jun
800k
600k
400k
200k
0

Delayed Quote** | Last Updated on Jun-24-2008 03:59 PM NYSE:HBP - Common Stock

Financial Information (Currency: USD, in mm)

Total Revenue	819.2	**Market Capitalization**	39.9	**TEV/Total Revenue**	0.1x
EBITDA	(4.3)	**Total Enterprise Value**	87.9	**TEV/EBITDA**	NM
EBIT	(8.9)	**Cash & ST Invst.**	2.7	**P/Diluted EPS Before**	NM

Date Created: Jun-25-2008 Page 1 of 3

Capital IQ

Confidential

Huttig Building Products Inc. (NYSE:HBP)

				Extra	
Net Income	(14.6)	**Total Debt**	50.7	**Price/Tang BV**	0.5x
Capital Expenditure	(1.8)	**Total Assets**	223.9	**Total Debt/EBITDA**	NM

LTM as of Mar-31-2008 TEV and Market Cap are calculated using a close price as of Jun-24-2008

Company Notes

No Company Notes exist.

Strategy Notes

No Strategy Notes exist.

Key Executives and Professionals

Name	Title
Vrabely, Jon P.	Chief Executive Officer, President, Director and Chairman of Executive Committee
Fleisher, David L.	Chief Financial Officer, Principal Accounting Officer, Vice President of Finance, Secretary and General Counsel
Gurley, Gregory W.	Vice President of Marketing and Vice President of Product Management
Robinson, Brian D.	Chief Information Officer and Vice President
Ahillen, Nancy	Manager of Investor Relations
Baltz, Richard A.	Vice President of Internal Audit

Key Board Members

Name	Title
Evans, R. S.	Chairman of the Board, Chairman of Nominating & Governance Committee and Member of Executive Committee
Vrabely, Jon P.	Chief Executive Officer, President, Director and Chairman of Executive Committee
Matheney, J. Keith	Independent Director and Chairman of Audit Committee
Bigelow, E. Thayer	Director, Chairman of Management Organization & Compensation Committee, Member of Audit Committee and Member of Nominating & Governance Committee
Forté, Richard S.	Director, Member of Audit Committee and Member of Nominating & Governance Committee
Tanner, Delbert H.	Director, Member of Executive Committee and Member of Management Organization & Compensation Committee
Lupo, Michael A.	Director and Member of Executive Committee
Glass, Donald L.	Director, Member of Management Organization & Compensation Committee and Member of Nominating & Governance Committee
Wise, Steven A.	Director

Current and Pending Subsidiaries / Investments

Huttig, Inc., Huttig-Texas Limited Partnership, Rugby Building Products, Inc., Rugby Ipd Corp, Rugby USA, Inc., Texas Wholesale Building Materials, Inc.

Last 5 Key Developments

Date	Event Type	Headline
May-19-2008	Conference Presentation Calls	Huttig Building Products Inc. - Conference Presentation Call
Apr-21-2008	Annual General Meetings	Huttig Building Products Inc., Annual General Meeting, Apr 21, 2008
Apr-18-2008	Earnings/Operating Results Calls	Huttig Building Products Inc., Q1 2008 Earnings/Operating Results Call, Apr-18-2008
Apr-18-2008	Seeking Acquisitions/Investments	Huttig Building Eyes Acquisitions
Apr-17-2008	Announcements of Operating Results, Impairments/Write Offs	Huttig Building Products Inc. Announces Earnings Results for the First Quarter Ended March 31, 2008; Announces Goodwill Impairment Charges for the First Quarter 2008

Date Created: Jun-25-2008

Page 2 of 3

Capital IQ

Confidential

Huttig Building Products Inc. (NYSE:HBP)

Last 5 News Headlines

Date / Time	Source	Headlines
Jun-24-2008 8:52 PM	WSH	Huttig Building Inc (HBP) Corporate Event Announcement Notice
May-31-2008 8:41 PM	WSH	Huttig Building Inc (HBP) Corporate Event Announcement Notice
May-19-2008 11:22 AM	KAS	HBP: To Present At JMP Securities Research Conference @ 13:00 ET [delayed]
Apr-24-2008 9:33 AM	MTO	InsiderCow.com: Glass Donald L of HUTTIG BLDG PRODUCTS(NYSE: HBP)bought Shares of Glass Donald L
Apr-18-2008 9:07 PM	WSH	Huttig Building Inc (HBP) Corporate Event Announcement Notice

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FTSE™ is a trade mark of the London Stock Exchange and
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News provided by COMTEX News Network

Date Created: Jun-25-2008

Page 3 of 3

Burnham Securities — Confidential APPENDIX B

Capital IQ
Confidential

Crowley Maritime Corp.

Merger/Acquisition

Currency: US Dollar — Exchange Rate = 1.000

Deal Summary

Status	Closed	**Primary Transaction Feature**	Acquisition of Equity Stake
Bid Made Date	Mar-19-2007	**Closed Date**	May-08-2007
Letter of Intent Date	-	**Cancelled Date**	-
Definitive Agreement Date	-	**CIQ Transaction ID**	IQTR33330339

Sell-side Participants

Company Name:	Crowley Maritime Corp.	**Primary Industry:**	Marine
Headquarters:	United States		

Deal Values

Total Consideration to Shareholders ($ mm)	93.56	**Total Transaction Size ($ mm)**	93.56
Implied Equity Value ($ mm)	268.69	**Implied Enterprise Value ($ mm)**	665.45
Implied Equity Value/LTM Net Income	7.8x	**Implied Enterprise Value/Revenues**	0.5x
Implied Equity Value/Book Value	0.8x	**Implied Enterprise Value/EBITDA**	5.4x

Synopsis

Comments

Thomas B. Crowley, Jr. bid to acquire all of the Crowley Maritime common stock that it does not own on March 19, 2007 for $2990 per share in cash. Thomas also bid to acquire the Series A Convertible Junior Subordinated Preferred Stock for $249.16 per share in cash. Thomas already owns 65.18% stake in Crowley's common stock and 99.9% stake in preferred stock. As reported, The tender offer is conditioned upon the Delaware Chancery Court approving the settlement of Franklin, dismissing the lawsuit and the Purchaser owning after the tender offer at least 95% of the outstanding Crowley common stock. It is also conditioned upon the tender of a majority of the outstanding shares of common stock held by Crowley's unaffiliated stockholders.

Special Committee of independent Directors of the Crowley recommended that the tender offer is fair and the stockholders should accept the tender offer and tender their shares of common stock. The tender offer was originally scheduled to expire on April 20, 2007. The offer will now expire on April 30, 2007. The expiration date of the tender offer has further been extended to May 7, 2007. A condition to the tender offer which required expiration of the time for appeal of the court's approval, has also been waived. JMP Securities was the financial advisor to Crowley Maritime Corporation. Tobias Keller of Jones day was the legal advisor to JMP Securities.

Deal Resolution

Thomas B. Crowley, Jr. completed the acquisition of 34.82% stake in Crowley Maritime Corp. (OTCPK:CWLM) on May 8, 2007.

Advisors

Advisor Name	Client Name	Role	Fee($)	Fee Percentage (%)
JMP Securities LLC	Crowley Maritime Corp.	Financial Advisor	-	-

Transaction Details

Features

Going Private Transaction, Tender Offer, Majority Shareholder Increasing Ownership Stake, Tender Offer (Full Bid), Lock Up Agreement, Cash Merger

Deal Conditions

Approval by Regulatory Board / Committee, Dismissal of Litigation/Lawsuit, Minimum Tender, Subject to Antitrust Regulations

Response to Conditions

Approval by Special Committee / Board With Special Committee

Change of Control	No	**Deal Attitude**	Friendly
Minority/Majority Stake	Minority	**Accounting Method**	Purchase Acquisition
Special Committee	Yes	**Termination Fee ($ mm)**	-
Termination Fee (%)	-		

Consideration Summary

Consideration Type

Cash

Date Created: Jun-25-2008
Page 1 of 4

Capital IQ
Confidential

Crowley Maritime Corp.

Offered		Current/Final	
Date	Mar-19-2007	Date	May-08-2007
Exchange Rate	1.000	Exchange Rate	1.000
Consideration to Shareholders ($ mm)	93.56	Consideration to Shareholders ($ mm)	93.56
Offer Per Share ($)	2,990.40	Offer Per Share ($)	2,990.40
Total Cash ($ mm)	93.56	Total Cash ($ mm)	93.56
Total Stock ($ mm)	-	Total Stock ($ mm)	-
Total Preferred ($ mm)	-	Total Preferred ($ mm)	-
Total Debt ($ mm)	-	Total Debt ($ mm)	-
Total Hybrid ($ mm)	-	Total Hybrid ($ mm)	-
Total Rights/Warrants/Options ($ mm)	-	Total Rights/Warrants/Options ($ mm)	-

Transaction Values

Offered		Current/Final	
Exchange Rate	1.000	Exchange Rate	1.000
Consideration to Shareholders ($ mm)	93.56	Consideration to Shareholders ($ mm)	93.56
Other Consideration ($ mm)	-	Other Consideration ($ mm)	-
Total Earnouts ($ mm)	-	Total Earnouts ($ mm)	-
Total Rights/Warrants/Options ($ mm)	-	Total Rights/Warrants/Options ($ mm)	-
Net Assumed Liabilities ($ mm)	-	Net Assumed Liabilities ($ mm)	-
Adjustment Size ($ mm)	-	Adjustment Size ($ mm)	-
Total Net Transaction Value ($ mm)	93.56	Total Net Transaction Value ($ mm)	93.56
Total Cash & Short Term Investments ($ mm)	-	Total Cash & Short Term Investments ($ mm)	-
Total Gross Transaction Value ($ mm)	93.56	Total Gross Transaction Value ($ mm)	93.56
% Sought	34.8%	% Sought/Acquired	34.8%
Implied Enterprise Value ($ mm)	665.45	Implied Enterprise Value ($ mm)	665.45
Implied Equity Value ($ mm)	268.69	Implied Equity Value ($ mm)	268.69

Enterprise Value Multiples, Offered		Enterprise Value Multiples, Current/Final	
Implied Enterprise Value/LTM Total Revenues	0.5x	Implied Enterprise Value/LTM Total Revenues	0.5x
Implied Enterprise Value/LTM EBITDA	5.4x	Implied Enterprise Value/LTM EBITDA	5.4x
Implied Enterprise Value/LTM EBIT	10.1x	Implied Enterprise Value/LTM EBIT	10.1x

Equity Value Multiples, Offered		Equity Value Multiples, Current/Final	
Implied Equity Value/LTM Net Income	7.8x	Implied Equity Value/LTM Net Income	7.8x
Implied Equity Value/Book Value	0.8x	Implied Equity Value/Book Value	0.8x

Target Stock Information 1 Day Before Announcement

Date	Jan-23-2007	Share Price ($)	1,970.00
Market Capitalization ($ mm)	268.42	LTM Total Stock Return (%)	54.51%

Date Created: Jun-25-2008
Page 2 of 4

Capital IQ
Confidential

Crowley Maritime Corp.

52 Week High ($)	2,975.00	**52 Week High (%)**	66.22%
52 Week Low ($)	1,800.00	**52 Week Low (%)**	109.44%

Premium Analysis

Target Premiums	Price per share ($)	Premium	
One Day Prior	1,970.00	51.8%	
One Week Prior	1,970.00	51.8%	
One Month Prior	1,970.00	51.8%	

Target Company Details

Crowley Maritime Corp.

Company Name:	Crowley Maritime Corp.	**Primary Industry:**	Marine
Website:	www.crowley.com	**Headquarters:**	California, United States

Business Description

Crowley Maritime Corporation provides transportation services worldwide. It operates in four segments: Liner Services, Logistics Services, Marine Services, and Petroleum Services. The Liner Services segment offers ocean transportation services between designated ports in Puerto Rico, Central America, and the Caribbean Islands; and various cargo transportation services, including the carriage of containers, trailers, vehicles, and oversized cargo. The Logistics Services segment provides freight forwarding, ocean transportation services, airfreight services, warehousing and distribution services, customs clearance, trucking, and other logistics optimization activities for third parties. The Marine Services segment offers various ship assist and escort services, such as ship assist, tanker escort, docking and related services, fire fighting, emergency towing, and oil spill response; and specialized services to the companies that engage in the exploration, production, and distribution of oil and gas. This segment also provides turnkey project management for infrastructure projects, logistics and inventory control services for the oil and gas industry, and marine salvage and marine wreck removal services, as well as vessel management services to third parties. The Petroleum Services segment transports crude oil, petroleum products, and chemicals among ports in the contiguous United States, Alaska, and the Gulf of Mexico. It also operates a refined petroleum products distribution business in Alaska, as well as provides vessel management services to third parties. As of December 31, 2006, the company operated a fleet of approximately 284 vessels, consisting of roll on/roll off vessels, lift on lift off vessels, tankers, tugs, and barges. Crowley Maritime was founded in 1892 and is headquartered in Jacksonville, Florida. As of 5/8/2007, Crowley Maritime Corp. was taken private.

Target LTM Financial Information and Balance Sheet as of: Mar-01-2007 Period Ending: Dec-31-2006 Exchange Rate = 1.000

Total Revenue ($ mm)	1,467.69	**Total Debt ($ mm)**	430.82
EBITDA (Incl. Equity Inc. from Affiliates) ($ mm)	122.21	**Total Preferred ($ mm)**	31.50
EBIT (Incl. Equity Inc. from Affiliates) ($ mm)	65.65	**Minority Interest ($ mm)**	0.16
Net Income ($ mm)	34.23	**Total Cash & ST Investments ($ mm)**	65.72
Earnings from Cont. Ops. ($ mm)	38.29	**Net Debt ($ mm)**	365.10
Diluted EPS before extra ($)	222.77	**Total Assets ($ mm)**	1,218.62
Total Common Equity ($ mm)	350.74		

Related SEC Filings

Company Name	Form Type	Filed Date
Crowley Maritime Corp.	SC 13D/A	May-10-2007
Crowley Maritime Corp.	15-12G	May-09-2007
Crowley Maritime Corp.	SC 13E3/A	May-08-2007
Crowley Maritime Corp.	SC TO-T/A	May-08-2007
Crowley Maritime Corp.	SC 13E3/A	Apr-27-2007
Crowley Maritime Corp.	SC 14D9/A	Apr-27-2007
Crowley Maritime Corp.	SC TO-T/A	Apr-27-2007
Crowley Maritime Corp.	SC 13E3/A	Apr-25-2007
Crowley Maritime Corp.	SC 14D9/A	Apr-25-2007
Crowley Maritime Corp.	SC TO-T/A	Apr-25-2007
Crowley Maritime Corp.	SC 13E3/A	Apr-23-2007
Crowley Maritime Corp.	SC TO-T/A	Apr-23-2007

Date Created: Jun-25-2008
Page 3 of 4

Capital IQ
Confidential

Crowley Maritime Corp.

Crowley Maritime Corp.	SC 13E3/A	Apr-13-2007
Crowley Maritime Corp.	SC TO-T/A	Apr-13-2007
Crowley Maritime Corp.	SC 13E3/A	Mar-22-2007
Crowley Maritime Corp.	SC 14D9/A	Mar-22-2007
Crowley Maritime Corp.	SC TO-T/A	Mar-22-2007
Crowley Maritime Corp.	SC 14D9/A	Mar-20-2007
Crowley Maritime Corp.	8-K	Mar-19-2007
Crowley Maritime Corp.	SC 13D	Mar-19-2007
Crowley Maritime Corp.	SC 13E3	Mar-19-2007
Crowley Maritime Corp.	SC 13E3/A	Mar-19-2007
Crowley Maritime Corp.	SC 14D9	Mar-19-2007
Crowley Maritime Corp.	SC TO-T	Mar-19-2007

* Denotes that the information is proprietary. Proprietary data is in USD only.

Financial data provided by Capital IQ

Historical Equity Pricing Data supplied by FT.com FINANCIAL TIMES

FTSE ™ is a trade mark of the London Stock Exchange and
The Financial Times and used by FTSE International Limited under license.
Capital IQ is licensed by FTSE International Limited to publish the FTSE.

Date Created: Jun-25-2008
Page 4 of 4

Capital IQ

Confidential

William Lyon Homes

Merger/Acquisition

Currency: US Dollar — Exchange Rate = 1.000

Deal Summary

Status	Closed	**Primary Transaction Feature**	Acquisition of Equity Stake
Bid Made Date	Mar-17-2006	**Closed Date**	May-17-2006
Letter of Intent Date	-	**Cancelled Date**	-
Definitive Agreement Date	-	**CIQ Transaction ID**	IQTR26400579

Sell-side Participants

Company Name:	William Lyon Homes	**Primary Industry:**	Homebuilding
Headquarters:	United States		

Deal Values

Total Consideration to Shareholders ($ mm)	240.89	**Total Transaction Size ($ mm)**	245.91
Implied Equity Value ($ mm)	944.67	**Implied Enterprise Value ($ mm)**	1,797.03
Implied Equity Value/LTM Net Income	5.0x	**Implied Enterprise Value/Revenues**	1.0x
Implied Equity Value/Book Value	1.7x	**Implied Enterprise Value/EBITDA**	5.0x

Synopsis

Comments

General William Lyon of William Lyon Homes commenced an offer to purchase remaining 25.5% of all outstanding shares of common stock of William Lyon Homes not already owned by him for $93.00 per share in cash for $209.39 million on March 17, 2006. General Lyon currently owns 4.11 million shares of William Lyon Homes common stock representing approx. 47.6% of William Lyon Homes' stock and he controls approximately 50.4% of the total voting power of William Lyon Homes. General Lyon and the trusts together own 6.196 million shares of William Lyon Homes common stock representing approx. 74.5% of William Lyon Homes' outstanding shares.

William Lyon will also acquire 50000 options. The consideration is to be paid at $93 for 2.21 million shares outstanding which also includes assumption of approximately 0.05 million outstanding options, valued at approximately $4.21 million, being the difference between offer price $93 and exercise price $8.6875. The expiration date for the tender offer is April 13, 2006. The offer is subject to the conditions that sufficient shares are tendered in the offer such that the tendered shares, together with the shares already directly or indirectly owned by General Lyon and the trusts, would represent at least 90% of the shares outstanding upon expiration of the offer, and the receipt by General Lyon of the proceeds under his financing commitment from Lehman Commercial Paper, Inc. and Lehman Brothers, Inc.

The offer is also subject to other terms and conditions as set forth in the tender offer materials filed with the SEC and being distributed to William Lyon Homes stockholders. If the offer is completed and the 90% tender offer condition is satisfied, then the offer will be followed by a short-form merger of a newly formed Delaware corporation, into which William Lyon and The William Harwell Lyon 1987 Trust and The William Harwell Lyon Separate Property Trust will simultaneously contribute their shares, with and into William Lyon Homes. In the merger, all remaining public holders of William Lyon Homes common stock would receive the same consideration for their shares as that received by the William Lyon Homes stockholders who tendered their shares in the offer. General Lyon has engaged Computershare Trust Company to act as depositary in connection with the tender offer. Georgeson Shareholder Communications Inc. is the information agent for the tender offer and Lehman Brothers, Inc. is the dealer manager for the tender offer. As of April 10, 2006, General William Lyon amended the terms of the tender offer by increasing the offer price to $100.00 per share for a reported sum of approx. $225.57 million.

As of April 24, 2006, General William Lyon, Chairman of the Board and Chief Executive Officer of William Lyon Homes (NYSE: WLS), agreed to extend his tender offer for all outstanding shares of William Lyon Homes not owned by him till April 28, 2006. William Lyon also agreed to waive the 90% condition to the offer. As of May 1, 2006, General William Lyon agreed to extend his tender offer for all outstanding shares of William Lyon Homes not owned by him until May 12, 2006. Also the offer price has been increased to $109 per share. The total consideration is $245.91 million. The consideration is to be paid at $109 for 2.21 million shares outstanding. The consideration also includes assumption of approximately 0.05 million outstanding options, valued at approximately $5.02 million, being the difference between offer price $109 and exercise price $8.6875. The amended offer is subject to the non-waivable condition that there shall have been validly tendered and not withdrawn before the amended offer expires at least a majority of the shares. The amended offer is also subject to additional conditions described in the tender offer materials, including the condition that General Lyon receives the proceeds under his financing commitment from Lehman Commercial Paper Inc. and Lehman Brothers Inc. (which commitment has been increased in connection with the increase in the offer price).

Morgan Stanley was the financial advisor to William Lyon Homes while Latham & Watkins advised Morgan Stanley. Gibson Dunn & Crutcher was the legal advisor to William Lyon Homes. Georgeson Shareholder Communications Inc. acted as Information Agent and Computershare Trust Company of New York is the Depository Bank. Dave Krinsky,Tom Leary and Steve Camahort of O'Melveny & Myers LLP acted as the legal advisors to General William Lyon. Irell & Manella LLP acted as legal advisor to William Lyon Homes.

Deal Resolution

As of May 15, 2006, General William Lyon announced the expiration of the tender offer to purchase all of the outstanding shares of the common stock of William Lyon Homes (NYSE: WLS). William Lyon now holds approximately 90 percent of the outstanding shares of William Lyon Homes. The company

Date Created: Jun-25-2008

Page 1 of 4

Capital IQ
Confidential

William Lyon Homes

is proposing to effect a short form merger to acquire the remaining stake following the expiration of the tender offer.

Advisors

Advisor Name	Client Name	Role	Fee($)	Fee Percentage (%)
Computershare Trust Company of New York	William Lyon Homes	Depository Bank	-	-
Lehman Brothers Inc.	William Lyon Homes	Financial Advisor	-	-
Morgan Stanley (NYSE:MS)	William Lyon Homes	Financial Advisor	-	-
Georgeson Shareholder Communications Inc.	William Lyon Homes	Information Agent	-	-
Gibson, Dunn & Crutcher, L.L.P.	William Lyon Homes	Legal Advisor	-	-
Irell & Manella LLP	William Lyon Homes	Legal Advisor	-	-

Transaction Details

Features

Going Private Transaction, Tender Offer, Majority Shareholder Increasing Ownership Stake, Tender Offer (Full Bid), Management Participated

Response to Conditions

No Response Material Filed

Change of Control	No	**Deal Attitude**	Hostile
Minority/Majority Stake	Minority	**Accounting Method**	Purchase Acquisition
Special Committee	No	**Termination Fee ($ mm)**	-
Termination Fee (%)	-		

Consideration Summary

Consideration Type

Cash

Offered		**Current/Final**	
Date	May-01-2006	**Date**	May-17-2006
Exchange Rate	1.000	**Exchange Rate**	1.000
Consideration to Shareholders ($ mm)	240.89	**Consideration to Shareholders ($ mm)**	240.89
Offer Per Share ($)	109.21	**Offer Per Share ($)**	109.21
Total Cash ($ mm)	245.91	**Total Cash ($ mm)**	245.91
Total Stock ($ mm)	-	**Total Stock ($ mm)**	-
Total Preferred ($ mm)	-	**Total Preferred ($ mm)**	-
Total Debt ($ mm)	-	**Total Debt ($ mm)**	-
Total Hybrid ($ mm)	-	**Total Hybrid ($ mm)**	-
Total Rights/Warrants/Options ($ mm)	-	**Total Rights/Warrants/Options ($ mm)**	-

Transaction Values

Offered		**Current/Final**	
Exchange Rate	1.000	**Exchange Rate**	1.000
Consideration to Shareholders ($ mm)	240.89	**Consideration to Shareholders ($ mm)**	240.89
Other Consideration ($ mm)	-	**Other Consideration ($ mm)**	-
Total Earnouts ($ mm)	-	**Total Earnouts ($ mm)**	-
Total Rights/Warrants/Options ($ mm)	5.02	**Total Rights/Warrants/Options ($ mm)**	5.02
Net Assumed Liabilities ($ mm)	-	**Net Assumed Liabilities ($ mm)**	-

Date Created: Jun-25-2008
Page 2 of 4

Capital IQ

Confidential

William Lyon Homes

Adjustment Size ($ mm)	-	Adjustment Size ($ mm)	-
Total Net Transaction Value ($ mm)	245.91	Total Net Transaction Value ($ mm)	245.91
Total Cash & Short Term Investments ($ mm)	-	Total Cash & Short Term Investments ($ mm)	-
Total Gross Transaction Value ($ mm)	245.91	Total Gross Transaction Value ($ mm)	245.91
% Sought	25.5%	% Sought/Acquired	25.5%
Implied Enterprise Value ($ mm)	1,797.03	Implied Enterprise Value ($ mm)	1,797.03
Implied Equity Value ($ mm)	944.67	Implied Equity Value ($ mm)	944.67
Enterprise Value Multiples, Offered		**Enterprise Value Multiples, Current/Final**	
Implied Enterprise Value/LTM Total Revenues	1.0x	Implied Enterprise Value/LTM Total Revenues	0.9x
Implied Enterprise Value/LTM EBITDA	5.0x	Implied Enterprise Value/LTM EBITDA	4.9x
Implied Enterprise Value/LTM EBIT	5.0x	Implied Enterprise Value/LTM EBIT	4.9x
Equity Value Multiples, Offered		**Equity Value Multiples, Current/Final**	
Implied Equity Value/LTM Net Income	5.0x	Implied Equity Value/LTM Net Income	4.8x
Implied Equity Value/Book Value	1.7x	Implied Equity Value/Book Value	1.7x

Target Stock Information 1 Day Before Announcement

Date	Mar-16-2006	Share Price ($)	75.70
Market Capitalization ($ mm)	654.96	LTM Total Stock Return (%)	(4.18)%
52 Week High ($)	165.85	52 Week High (%)	45.64%
52 Week Low ($)	70.75	52 Week Low (%)	107.00%

Premium Analysis

Target PremiumsPrice per share ($)Premium			
One Day Prior	75.70	-	
One Week Prior	72.41	-	
One Month Prior	85.75	-	

Target Company Details

William Lyon Homes

Company Name:	William Lyon Homes	Primary Industry:	Homebuilding
Website:	www.lyonhomes.com	Headquarters:	California, United States

Business Description

William Lyon Homes, together with its subsidiaries, engages in the design, construction, and sale of single family detached and attached homes in California, Arizona, and Nevada. It serves entry-level and move-up home buyer markets. The company sells its homes through in-house commissioned sales personnel, contracts with a third-party firm, and outside brokers. As of December 31, 2007, William Lyon Homes and its consolidated joint ventures owned approximately 13,624 lots. The company was founded in 1956 and is headquartered in Newport Beach, California.

Target LTM Financial Information and Balance Sheet as of: Mar-14-2006 Period Ending: Dec-31-2005 Exchange Rate = 1.000

Total Revenue ($ mm)	1,856.38	Total Debt ($ mm)	672.54
EBITDA (Incl. Equity Inc. from Affiliates) ($ mm)	359.06	Total Preferred ($ mm)	-
EBIT (Incl. Equity Inc. from Affiliates) ($ mm)	356.97	Minority Interest ($ mm)	227.18

Date Created: Jun-25-2008

Page 3 of 4

Capital IQ

Confidential

William Lyon Homes

Net Income ($ mm)	190.63	**Total Cash & ST Investments ($ mm)**	52.37
Earnings from Cont. Ops. ($ mm)	190.63	**Net Debt ($ mm)**	620.17
Diluted EPS before extra ($)	21.98	**Total Assets ($ mm)**	1,691.00
Total Common Equity ($ mm)	542.89		

Related SEC Filings

Company Name	Form Type	Filed Date
William Lyon Homes	SC 13D	Jun-05-2006
William Lyon Homes	SC 14D9/A	May-22-2006
William Lyon Homes	SC 13E3/A	May-18-2006
William Lyon Homes	SC 14D9/A	May-16-2006
William Lyon Homes	SC 13E3/A	May-15-2006
William Lyon Homes	SC 14D9/A	May-02-2006
William Lyon Homes	SC 13E3/A	May-01-2006
William Lyon Homes	SC 14D9/A	Apr-25-2006
William Lyon Homes	SC 13E3/A	Apr-24-2006
William Lyon Homes	SC 14D9/A	Apr-20-2006
William Lyon Homes	SC 13E3/A	Apr-12-2006
William Lyon Homes	SC 13E3/A	Apr-11-2006
William Lyon Homes	SC 14D9/A	Apr-11-2006
William Lyon Homes	SC 14D9/A	Apr-03-2006
William Lyon Homes	SC 14D9	Mar-31-2006
William Lyon Homes	SC 13E3/A	Mar-22-2006
William Lyon Homes	SC 13E3/A	Mar-21-2006
William Lyon Homes	SC 13E3/A	Mar-20-2006
William Lyon Homes	SC 13E3	Mar-17-2006

* Denotes that the information is proprietary. Proprietary data is in USD only.

Financial data provided by Capital IQ

Historical Equity Pricing Data supplied by FT.com FINANCIAL TIMES

FTSE ™ is a trade mark of the London Stock Exchange and
The Financial Times and used by FTSE International Limited under license.
Capital IQ is licensed by FTSE International Limited to publish the FTSE.

Date Created: Jun-25-2008

Page 4 of 4

Capital IQ

Confidential

Lafarge North America Inc.

Company Overview

Company Type: Private Company

Company Status: Operating Subsidiary

Website: www.lafargenorthamerica.com

Number of Employees: 16,400

Year Founded: 1956

Business Description

Lafarge North America, Inc. (LNAI) operates as supplier of construction materials in the United States and Canada. The company produces and sells cement, ready-mixed concrete, gypsum wallboard, aggregates, asphalt, and related products and services. It operates in three segments: Aggregates, Concrete, and Asphalt; Cement; and Gypsum. The Aggregates, Concrete, and Asphalt segment supplies aggregates, including sand, gravel, and crushed and graded stone; ready-mixed concrete, including concrete specialty mixes; and asphalt for use in the construction industries. The Cement segment's products primarily include Portland and masonry cements, and blended and specialty cements. Portland cement is used in various forms of construction. Blended cements are used in high performance applications. The Cement segment sells its products to various customers, including contractors, builders, municipal authorities, ready-mixed producers, concrete product manufacturers, and masons for use in construction projects from offices and homes to dams, plants, tunnels, highways, and airports. The company's Gypsum segment offers drywall and finishing products for commercial and residential construction. These products accommodate various decorative treatments for interior walls and ceilings, and for uses in fire retardant, water-resistant, sag-resistant, and abuse resistant applications. It sells its products to residential and commercial building materials dealers, gypsum wallboard specialty distributors, original equipment manufacturers, building materials distribution companies, lumber yards, and do-it-yourself home centers. The company's products are used in residential, commercial, and public works construction projects in North America. LNAI was founded in 1956 and is headquartered in Herndon, Virginia. As of May 15, 2006, Lafarge North America Inc. is a subsidiary of Lafarge SA.

Primary Industry Classification

Construction Materials

Primary Office Location

12950 Worldgate Drive Suite 500 | Herndon, VA | 20170 | United States
Phone: 703-480-3600   Fax: 703-264-0634

Parent Company

Lafarge SA (ENXTPA:LG)

Prior Investors

Kilmer Van Nostrand Co. Limited

Competitors

Boral Material Technologies, Inc., Cemex S.A.B. de C.V. (NYSE:CX), Continental Materials Corp. (AMEX:CUO), Headwaters Inc. (NYSE:HW), US Concrete Inc. (NasdaqGM:RMIX), USG Corp. (NYSE:USG), Vulcan Materials Company (NYSE:VMC)

Financial Information (Currency: USD, in mm)

Total Revenue	4,513.9	**Market Capitalization**	6,760.8	**TEV/Total Revenue**	1.6x
EBITDA	839.3	**Total Enterprise Value**	7,161.2	**TEV/EBITDA**	8.5x
EBIT	583.4	**Cash & ST Invst.**	508.7	**P/Diluted EPS Before Extra**	17.2x
Net Income	393.9	**Total Debt**	884.0	**Price/Tang BV**	2.4x
Capital Expenditure	(434.5)	**Total Assets**	5,365.1	**Total Debt/EBITDA**	1.1x

LTM as of Mar-31-2006 TEV and Market Cap are calculated using a close price as of May-16-2006

Company Notes

No Company Notes exist.

Date Created: Jun-25-2008

Page 1 of 3

Confidential Lafarge North America Inc. Strategy Notes No Strategy Notes exist. Key Executives and Professionals Name Title Rollier, Philippe R. Chief Executive Officer, President, Director, Chairman of Corporate Development Committee, Member of Executive Committee and Member of Finance Committee Kasriel, Bernard L. M. Vice Chairman, Chairman of Executive Committee, Vice Chairman of Lafarge S A, Chief Executive Officer of Lafarge S A and Director of Lafarge S A Olsen, Eric Chief Financial Officer and Executive Vice President Calabrese, Dominique Executive Vice President and President of Eastern Lafarge Construction Materials Farell, Thomas Executive Vice President and President of Western Aggregates, Concrete & Asphalt Lechêne, Jean-Marc Executive Vice President and President — Cement Operations Preston, Isaac Senior Vice President and President — Gypsum Division Cunningham, Todd W. Senior Vice President — Strategy and Development Keeley, Peter L. Senior Vice President, Secretary and General Counsel Lafont, Bruno Director, Member of Finance Committee, Senior Executive Vice President of Lafarge S A and Chief Operating Officer of Lafarge S A Rose, Michel Director, Member of Corporate Development Committee, Chief Operating Officer of Lafarge S A and Senior Executive Vice President of Lafarge S A Nealis, James J. Executive Vice President of Human Resources Key Board Members Name Title Collomb, Bertrand P. Chairman of the Board, Member of Board Governance Committee, Member of Executive Committee and Chairman of the Board of Lafarge S A Rollier, Philippe R. Chief Executive Officer, President, Director, Chairman of Corporate Development Committee, Member of Executive Committee and Member of Finance Committee Kasriel, Bernard L. M. Vice Chairman, Chairman of Executive Committee, Vice Chairman of Lafarge S A, Chief Executive Officer of Lafarge S A and Director of Lafarge S A Redfern, John D. Director, Chairman of Board Governance Committee, Member of Board Governance Committee, Member of Executive Committee, Member of Special Committee and Chairman of the Board of LCI Murdoch, Robert W. Director, Member of Corporate Development Committee, Member of Finance Committee, Member of Pension Committee and Director of Lafarge S A Rose, Michel Director, Member of Corporate Development Committee, Chief Operating Officer of Lafarge S A and Senior Executive Vice President of Lafarge S A Lafont, Bruno Director, Member of Finance Committee, Senior Executive Vice President of Lafarge S A and Chief Operating Officer of Lafarge S A Micali, James M. Director, Chairman of Nominating Committee, Member of Board Governance Committee, Member of Pension Committee and Member of Special Committee Tanenbaum, Lawrence M. Director, Chairman of Finance Committee, Member of Corporate Development Committee and Member of Special Committee Nadeau, Bertin F. Director, Chairman of Audit Committee, Member of Management Development & Compensation Committee, Member of Pension Committee and Member of Special Committee Cohen, Marshall A. Director, Chairman of Special Committee, Member of Board Governance Committee, Member of Executive Committee, Member of Finance Committee, Member of Management Development & Compensation Committee and Member of Nominating Committee Dauman, Philippe P. Director, Chairman of Management Development & Compensation Committee, Chairman of Stock Options Committee, Member of Audit Committee, Member of Finance Committee, Member of Pension Committee and Member of Special Committee Date Created: Jun-25-2008 Page 2 of 3

Capital IQ

Confidential

Lafarge North America Inc.

Current and Pending Subsidiaries / Investments

American Ready-Mix Concrete Corporation, Aux Sable Stone, LLC, Conco Western Stone, Inc., Continental Gypsum Company, Corn Construction Co, H.B. Mellott Estate, Heritage Division, Lafarge Aggregates Southeast Inc, Lafarge Canada Inc., Lafarge Cement Services (Philippines), Inc., Lafarge Construction Materials, Lafarge Elburn, Inc., LaFarge Gypsum, Lafarge Mid-Atlantic Inc., Lafarge Midwest, Inc., Lafarge Presque Isle Inc., Lafarge Road Marking Inc, Lafarge Southwest, Inc., Mineral Solutions, Inc., Pine Hill Materials Corporation, Presque Isle Corp., R-Con Corporation, Redland Quarries Ny, Inc., Rein Schultz & Dahl, Ritchie Corporation, Ritchie Paving Inc, Seven Hills Paperboard, Llc, Sun State Rock and Materials Corp., Systech Environmental Corporation, Texas Industries Inc., Southeastern Louisiana Sand and Gravel Assets, Utica Stone, Inc., Western Sand and Gravel, Inc.

Last 5 Key Developments

Date	Event Type	Headline
Jun-11-2008	Strategic Alliances	Lafarge and Performance Plants Join Forces to Develop Non-Food Energy Crops
Jun-05-2008	Discontinued Operations/Downsizings	Lafarge Corp. Lays Off Woodstock Workers
Jun-04-2008	M&A Transaction Closings	Lafarge North America Inc. acquired southeastern louisiana sand and gravel assets from Texas Industries Inc.
Sep-10-2007	M&A Transaction Closings	Lafarge North America Inc. acquired Heritage Division from H.B. Mellott Estate.
Mar-08-2007	M&A Transaction Closings	Lafarge North America, Inc. acquired Feltes Sand and Gravel, Inc.

M&A Advisors

Merrill Lynch & Co., Inc. (NYSE:MER), Morrison & Foerster, LLP, Simpson Thacher & Bartlett LLP, The Blackstone Group (NYSE:BX), Ogilvy Renault LLP, Osler, Hoskin & Harcourt LLP, Venable LLP, MacKenzie Partners, Investment Banking Arm

Historical Equity Pricing Data supplied by FT.com FINANCIAL TIMES

FTSE ™ is a trade mark of the London Stock Exchange and
The Financial Times and used by FTSE International Limited under license.
Capital IQ is licensed by FTSE International Limited to publish the FTSE.

Copyright (2008) Dun & Bradstreet, Inc. D&B

Date Created: Jun-25-2008

Page 3 of 3

Capital IQ

Confidential

Virbac Corp.

Merger/Acquisition

Currency: US Dollar | Exchange Rate = 1.000

Deal Summary

Status	Closed	**Primary Transaction Feature**	Acquisition of Equity Stake
Bid Made Date	Dec-13-2005	**Closed Date**	Nov-01-2006
Letter of Intent Date	-	**Cancelled Date**	-
Definitive Agreement Date	Aug-10-2006	**CIQ Transaction ID**	IQTR26362779

Sell-side Participants

Company Name:	Virbac Corp.	**Primary Industry:**	Pharmaceuticals
Headquarters:	United States		

Buy-side Participants

Buyer Company:	Interlab, S.A.S.

Deal Values

Total Consideration to Shareholders ($ mm)	51.73	**Total Transaction Size ($ mm)**	51.73
Implied Equity Value ($ mm)	129.65	**Implied Enterprise Value ($ mm)**	140.81
Implied Equity Value/LTM Net Income	26.1x	**Implied Enterprise Value/Revenues**	1.7x
Implied Equity Value/Book Value	5.0x	**Implied Enterprise Value/EBITDA**	12.0x

Synopsis

Comments

Virbac SA (ENXTPA: VIRP) through its wholly owned subsidiary Interlab SAS commenced a cash tender offer to acquire 39.9% stake in Virbac Corporation (OTCPK: VBAC) for $47.23 million on July 10, 2006. The purchase consideration includes $5.25 per share consideration for the Virbac Corporation common stock. The revised proposal represents an increase of 8% from the proposal by Virbac SA announced on July 11, 2006 and an increase of 27% from the original proposal by Virbac SA announced on December 13, 2005Virbac SA already indirectly owns 60.1% in Virbac Corporation through its wholly owned subsidiary Interlab SAS.

The definitive offer would be subject to the condition that a sufficient majority of the publicly-held Virbac Corporation shares are tendered such that the tendered shares, together with the shares Virbac S.A. currently owns, total at least 90% of Virbac Corporation's outstanding common stock. Virbac SA confirmed it has sufficient financing for the transaction under its existing bank credit facilities and that the offer is not subject to a financing condition.

On September 14, 2006, approximately 2,831,895 shares were tendered and the expiration date of the cash tender offer has been extended to September 25, 2006.

On September 25, 2006, approximately 3,300,642 shares had been tendered and the expiration date of the cash tender offer has been extended until 5:00 p.m., New York City time, October 3, 2006.

On October 3, 2006, approximately 3,271,246 shares had been tendered and the expiration date of the cash tender offer has been extended until 5:00 p.m., New York City time, October 10, 2006.

On October 10, 2006, Virbac SA to increase the offer price in its cash tender offer to $5.75 per share. As of October 10, 2006, approximately 3,254,821 Shares had been tendered and not withdrawn. The expiration date of the Offer has been extended until midnight, New York City time, on Tuesday, October 31, 2006.

Houlihan Lokey Howard & Zukin is acting as financial advisor and Latham & Watkins LLP is acting as legal advisor to the Special Committee of Virbac Corporation. Baker & McKenzie was legal advisor for Interlab SAS. BMO Capital Markets Corp. is acting as financial advisor to Virbac SA. Skadden, Arps, Slate, Meagher & Flom LLP was legal advisor for Virbac S.A.

Deal Resolution

Virbac SA (ENXTPA: VIRP) through its wholly owned subsidiary Interlab SAS acquired 97.2% stake in Virbac Corporation on November 1, 2006. Virbac S.A. expects to acquire the remaining Shares through a short-form merger. The offer and withdrawal rights expired at midnight, New York City time, on Tuesday, October 31, 2006. Virbac SA (ENXTPA: VIRP) through its wholly owned subsidiary Interlab SAS acquired the remaining 2.7% stake in Virbac Corporation on November 13, 2006.

Advisors

Advisor Name	Client Name	Role	Fee($)	Fee Percentage (%)
BMO Capital Markets Corp.	Interlab, S.A.S.	Financial Advisor	-	-
Baker & McKenzie, LLP	Interlab, S.A.S.	Legal Advisor	-	-

Date Created: Jun-25-2008

Page 1 of 4

Capital IQ

Confidential

Virbac Corp.

Skadden, Arps, Slate, Meagher & Flom, L.L.P.	Interlab, S.A.S.	Legal Advisor	-	-
Houlihan Lokey Howard & Zukin Capital, Inc.	Virbac Corp.	Financial Advisor	-	-
Latham & Watkins LLP	Virbac Corp.	Legal Advisor	-	-

Transaction Details

Features

Cross-Border, Tender Offer, Majority Shareholder Increasing Ownership Stake

Deal Conditions

Minimum Tender

Change of Control	No	**Deal Attitude**	Friendly
Minority/Majority Stake	Minority	**Accounting Method**	Purchase Acquisition
Special Committee	Yes	**Termination Fee ($ mm)**	-
Termination Fee (%)	-		

Consideration Summary

Consideration Type

Cash

Offered		**Current/Final**	
Date	Oct-10-2006	**Date**	Nov-01-2006
Exchange Rate	1.000	**Exchange Rate**	1.000
Consideration to Shareholders ($ mm)	51.73	**Consideration to Shareholders ($ mm)**	51.73
Offer Per Share ($)	5.75	**Offer Per Share ($)**	5.75
Total Cash ($ mm)	51.73	**Total Cash ($ mm)**	51.73
Total Stock ($ mm)	-	**Total Stock ($ mm)**	-
Total Preferred ($ mm)	-	**Total Preferred ($ mm)**	-
Total Debt ($ mm)	-	**Total Debt ($ mm)**	-
Total Hybrid ($ mm)	-	**Total Hybrid ($ mm)**	-
Total Rights/Warrants/Options ($ mm)	-	**Total Rights/Warrants/Options ($ mm)**	-

Transaction Values

Offered		**Current/Final**	
Exchange Rate	1.000	**Exchange Rate**	1.000
Consideration to Shareholders ($ mm)	51.73	**Consideration to Shareholders ($ mm)**	51.73
Other Consideration ($ mm)	-	**Other Consideration ($ mm)**	-
Total Earnouts ($ mm)	-	**Total Earnouts ($ mm)**	-
Total Rights/Warrants/Options ($ mm)	-	**Total Rights/Warrants/Options ($ mm)**	-
Net Assumed Liabilities ($ mm)	-	**Net Assumed Liabilities ($ mm)**	-
Adjustment Size ($ mm)	-	**Adjustment Size ($ mm)**	-
Total Net Transaction Value ($ mm)	51.73	**Total Net Transaction Value ($ mm)**	51.73
Total Cash & Short Term Investments ($ mm)	-	**Total Cash & Short Term Investments ($ mm)**	-
Total Gross Transaction Value ($ mm)	51.73	**Total Gross Transaction Value ($ mm)**	51.73

Date Created: Jun-25-2008

Page 2 of 4

Capital IQ

Confidential

Virbac Corp.

% Sought	39.9%	% Sought/Acquired	39.9%
Implied Enterprise Value ($ mm)	140.81	Implied Enterprise Value ($ mm)	140.81
Implied Equity Value ($ mm)	129.65	Implied Equity Value ($ mm)	129.65
Enterprise Value Multiples, Offered		**Enterprise Value Multiples, Current/Final**	
Implied Enterprise Value/LTM Total Revenues	1.7x	Implied Enterprise Value/LTM Total Revenues	1.7x
Implied Enterprise Value/LTM EBITDA	12.0x	Implied Enterprise Value/LTM EBITDA	12.0x
Implied Enterprise Value/LTM EBIT	15.1x	Implied Enterprise Value/LTM EBIT	15.1x
Equity Value Multiples, Offered		**Equity Value Multiples, Current/Final**	
Implied Equity Value/LTM Net Income	26.1x	Implied Equity Value/LTM Net Income	26.1x
Implied Equity Value/Book Value	5.0x	Implied Equity Value/Book Value	5.0x

Target Stock Information 1 Day Before Announcement

Date	Dec-12-2005	Share Price ($)	3.67
Market Capitalization ($ mm)	82.19	LTM Total Stock Return (%)	11.21%
52 Week High ($)	4.25	52 Week High (%)	86.35%
52 Week Low ($)	2.00	52 Week Low (%)	183.50%

Premium Analysis

Target Premiums	Price per share ($)	Premium	
One Day Prior	3.67	56.7%	
One Week Prior	3.75	53.3%	
One Month Prior	3.85	49.4%	

Target Company Details

Virbac Corp.

Company Name:	Virbac Corp.	Primary Industry:	Pharmaceuticals
Website:	www.virbaccorp.com	Headquarters:	Texas, United States

Business Description

Virbac Corporation, together with its subsidiaries, engages in the development, manufacture, marketing, distribution, and sale of various pet and companion animal health products. The company focuses on dermatological, parasiticidal, dental, and certain pharmaceutical products, as well as products intended for use by livestock in the United States, Canada, and internationally. It operates in two segments: the Veterinary and the Contract Manufacturing segments. The Veterinary segment provides animal health products, including dermatological products for dogs and cats, including anti-itch, anti-microbial, and anti-inflammatory lotions and shampoos; oral hygiene products for dogs and cats, including toothpaste and toothbrushes, sprays, oral rinses, enzymatic rawhide chews, and chlorhexidine rawhide chews; flea and tick products, including collars, shampoos, and dip concentrates; ear cleaners; nutritional supplements; gastrointestinal products for dogs and cats, including hairball remedies; and certain pharmaceutical products, such as canine heartworm preventatives; endocrinology treatments, including canine thyroid replacements; and euthanasia drugs to veterinary clinics throughout North America. Its products are sold to veterinarians through distributors. The Contract Manufacturing segment's services include formulation, development, manufacturing, packaging, and distribution activities related to products that are regulated pharmaceuticals and pesticides for animal health and specialty chemical customers. The company, formerly known as Agri-Nutrition Group Limited, was founded in 1993 and is based in Fort Worth, Texas. As of November 1, 2006 Virbac Corp. operates as a subsidiary of Interlab, S.A.S.

Target LTM Financial Information and Balance Sheet as of: Aug-14-2006 Period Ending: Jun-30-2006 Exchange Rate = 1.000

Total Revenue ($ mm)	84.29	Total Debt ($ mm)	11.88
EBITDA (Incl. Equity Inc. from Affiliates) ($ mm)	11.78	Total Preferred ($ mm)	-
EBIT (Incl. Equity Inc. from Affiliates) ($ mm)	9.33	Minority Interest ($ mm)	-
Net Income ($ mm)	4.96	Total Cash & ST Investments ($ mm)	0.72

Date Created: Jun-25-2008

Page 3 of 4

Capital IQ
Confidential

Virbac Corp.

Earnings from Cont. Ops. ($ mm)	4.96	Net Debt ($ mm)	11.16
Diluted EPS before extra ($)	0.22	Total Assets ($ mm)	55.85
Total Common Equity ($ mm)	26.05		

Buyer Company Details

Interlab, S.A.S.

Buyer Name:	Interlab, S.A.S.	**Primary Industry:**	Pharmaceuticals
Website:		**Headquarters:**	France

Business Description

Interlab, S.A.S. is a holding company that owns pharmaceutical research laboratories. The company was founded in 1998 and is based in Carros, France. Interlab, S.A.S. operates as a subsidiary of Virbac SA.

Company Relationship Information

Relationship Type:	Current Subsidiary/Operating Unit	**Lead Investor:**	No
Current Investment ($ mm):	-	**Total Investment ($ mm):**	-
Percent Acquired (%):	39.90	**Percent Currently Held (%):**	100.00

Proprietary Relationship Details

Percent of Funds Invested (%): ***(Proprietary Data Only)***	-	**Return On Investment (%):** ***(Proprietary Data Only)***	-
Investor Notes: ***(Proprietary Data Only)***			

Pre-Deal Situation

Virbac SA (ENXTPA: VIRP) through its wholly owned subsidiary Interlab SAS commenced a cash tender offer to acquire 39.9% stake, not already owned by Virbac SA, in Virbac Corporation (OTCPK: VBAC) on December 13, 2005. The offer is valued at $37 million and will be paid at $4.15 per share in cash. Virbac SA already indirectly owns 60.1% in Virbac Corporation through its wholly owned subsidiary Interlab SAS. The proposal also provided for the formation of a special committee by Virbac SA's board of directors to review the proposal. On March 14, 2006, Virbac's board of directors formed the special committee consisting of Richard W. Pickert, Alec L. Poitevint, II and Jean N. Willk; all are currently independent directors of Virbac SA.

On June 13, 2006, the special committee informed Virbac S.A. that the special committee would not recommend that Virbac Corporation's stockholders accept an offer to purchase their shares at $4.15 per share, the price proposed by Virbac S.A. on December 13, 2005.

Virbac SA (ENXTPA: VIRP) through its wholly owned subsidiary Interlab SAS commenced a cash tender offer to acquire 39.9% stake in Virbac Corporation (OTCPK: VBAC) for $43.63 million on July 10, 2006. The purchase consideration includes $4.85 per share consideration for the Virbac Corporation common stock

* Denotes that the information is proprietary. Proprietary data is in USD only.

Financial data provided by Capital IQ

Historical Equity Pricing Data supplied by FT.com FINANCIAL TIMES

FTSE ™ is a trade mark of the London Stock Exchange and
The Financial Times and used by FTSE International Limited under license.
Capital IQ is licensed by FTSE International Limited to publish the FTSE.

Date Created: Jun-25-2008
Page 4 of 4

Burnham Securities — Confidential APPENDIX C

$0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 $120 $130 $140 ($ in millions) One Month Premium One Day Premium Discounted Cash Flow Trading History Price / Book Value Price / Net Income EV / Revenue EV / EBITDA Five Star Products, Inc. Summary of Implied Enterprise Values Five Star’s enterprise value implied by the Proposed Transaction: $37 million Selected Public Companies Transaction Premiums $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 $120 $130 $140 ($ in millions) One Month Premium One Day Premium Discounted Cash Flow Trading History Price / Book Value Price / Net Income EV / Revenue EV / EBITDA Five Star Products, Inc. Summary of Implied Enterprise Values Five Star’s enterprise value implied by the Proposed Transaction: $37 million Selected Public Companies Transaction Premiums

MARKET APPROACH: RANGE OF FIVE STAR ENTERPRISE VALUES BASED ON SELECTED PUBLIC COMPANIES ($ in millions, except ratios, percentages, and footnotes) Multiple of EBITDA Multiple of Revenue Multiple of Net Income Multiple of Book Value Range of Valuation Multiples Based on Selected Public Companies 4.5x to 6.8x 0.1x to 0.7x 8.6x to 10.3x 0.5x to 1.4x Five Star1 x $3.7 $3.7 $125.3 $125.3 $1.0 $1.0 $6.7 $6.7 Range of Enterprise Values2 $16.5 $24.9 $13.6 $87.3 Plus: Cash Balance Less Debt -$30.3 -$30.3 -$30.3 -$30.3 Range of Equity Values -$13.8 -$5.4 -$16.7 $57.1 $8.2 $9.8 $3.3 $9.5 Plus: Debt Less Cash $30.3 $30.3 $30.3 $30.3 $30.3 $30.3 $30.3 $30.3 Five Star: Range of Enterprise Values $16.5 to $24.9 $13.6 to $87.3 $38.5 to $40.1 $33.6 to $39.8 (1) Five Star’s financial results are for the twelve months ending March 31, 2008. EBITDA is adjusted to exclude a $1.1 million charge related to the resignation of the Chairman of the Board. Net income is increased by $0.9 million, reflecting the exclusion of that $1.1 million charge partially offset by $0.2 million in incremental taxes because of that exclusion. (2) Enterprise value is defined as market value of equity plus total debt plus preferred stock plus minority interest less cash and short term investments.

MARKET APPROACH: SELECTED PUBLIC COMPANIES[1]

Stock prices and company financial information as of: 6/25/2008

($ in millions, except ratios, percentages, footnotes, and per share values)

Symbol	Name	Stock Price	Market Capitalization	Enterprise Value ("EV")[2]	Cash and Cash Equivalents	Total Debt	Total Assets	Cash and Equivalents/ Total Assets	Book Value
Distribution Companies									
ABIX	Abatix Corp.	$5.02	$8.6	$14.4	$0.3	$6.2	$23.6	1.4%	$13.3
QEPC	QEP Co. Inc.	5.52	19.0	49.6	0.9	31.2	85.6	1.1%	26.4
IBI	Interline Brands Inc.	15.92	515.6	859.0	70.2	417.7	952.6	7.4%	386.2
HBP	Huttig Building Products Inc.	1.89	40.7	88.7	2.7	50.7	223.9	1.2%	95.1
	High		$40.7	$88.7	$2.7	$50.7	$223.9	1.4%	$95.1
	Median		29.8	69.2	1.8	41.0	154.8	1.3%	60.7
	Low		19.0	49.6	0.9	31.2	85.6	1.2%	26.4
	Five Star[3, 5]		**$6.7**	**$37.0**	**$0.0**	**$30.3**	**$54.4**	**0.0%**	**$6.7**

Symbol	Name	LTM Revenue	Revenue Growth %[4]	LTM EBITDA	EBITDA Margin	Net Income	EV / EBITDA	EV / Revenue	Price / Net Income	Price / Book Value
Distribution Companies										
ABIX	Abatix Corp.	$68.9	2.7%	$2.5	3.7%	$1.0	5.7x	0.2x	8.7x	0.7x
QEPC	QEP Co. Inc.	217.5	0.7%	11.1	5.1%	2.2	4.5x	0.2x	8.6x	0.9x
IBI	Interline Brands Inc.	1,232.8	8.3%	127.2	10.3%	50.2	6.8x	0.7x	10.3x	1.4x
HBP	Huttig Building Products Inc.	819.2	-21.5%	-4.3	-0.5%	-14.6	NM	0.1x	NM	0.5x
	High	$819.2	2.7%	$11.1	5.1%	$2.2	**6.8x**	**0.7x**	**10.3x**	**1.4x**
	Median	518.4	1.7%	6.8	4.4%	1.6	**5.7x**	**0.2x**	**8.7x**	**0.8x**
	Low	217.5	0.7%	2.5	3.7%	1.0	**4.5x**	**0.1x**	**8.6x**	**0.5x**
	Five Star[5]	**$125.3**	**15.0%**	**$3.7**	**2.9%**	**$1.0**	**10.0x**	**0.3x**	**7.1x**	**1.0x**

(1) Source: Public company filings, company press releases and CapitalIQ.

(2) Enterprise value is defined as market value of equity plus total debt plus preferred stock plus minority interest less cash and short term investments.

(3) Five Star's enterprise value of $37.0mm is based on the Proposed Transaction value and the balance sheet as of March 31, 2008.

(4) Revenue growth is calculated for the latest twelve month period over the preceding twelve month period.

(5) Five Star's financial results are for the twelve months ending March 31, 2008. EBITDA is adjusted to exclude a $1.1 million charge related to the resignation of the Chairman of the Board. Net income is increased by $0.9 million, reflecting the exclusion of that $1.1 million charge partially offset by $0.2 million in incremental taxes because of that exclusion.

MARKET APPROACH: RANGE OF FIVE STAR ENTERPRISE VALUES BASED ON SELECTED PRIOR TRANSACTIONS ($ in millions, except ratios and footnotes) Range of Per Share Premiums Based on Selected Prior Transactions Five Star1 Range of Implied Market Capitalization2 Plus: Debt Less Cash Five Star: Range of Enterprise Values 1 Day Premium 3.8% to 56.7% $5.1 $5.1 5.2 7.9 30.3 30.3 $35.5 $38.2 1 Month Premium 27.4% to 51.8% $4.7 $4.7 6.0 7.2 30.3 30.3 $36.3 $37.4 (1) Five Star’s financial results are for the twelve months ending March 31, 2008. EBITDA is adjusted to exclude a $1.1 million charge related to the resignation of the Chairman of the Board. (2) Enterprise value is defined as market value of equity plus total debt plus preferred stock plus minority interest less cash and short term investments.

MARKET APPROACH: SELECTED PRIOR TRANSACTIONS1 ($ in millions, except ratios and footnotes) Closing Tender Prior Stock Price Tender Premium Date Target Buyer Transaction Description Price 1 Day 1 Month 1 Day 1 Month 3/19/2007 Crowley Maritime Corp. Thomas B. Crowley, Jr. Thomas B. Crowley, Jr. already owned 65.18% $2,990.40 $1,970.00 $1,970.00 51.8% 51.8% of Crowley Maritime Corp. and tendered an additional 34.8%. 3/17/2006 William Lyon Homes General William Lyon General Lyon already owned 50.4% of William Lyon Homes and tendered an additional 39.6%. 109.21 75.70 85.75 44.3% 27.4% 2/21/2006 Lafarge North America Inc. Lafarge S.A. Lafarge S.A. already owned 53.2% of Lafarge North America Inc. and tendered an additional 46.8%. 85.50 82.35 58.33 3.8% 46.6% 12/13/2005 Virbac Corporation Virbac S.A. Virbac S.A. already indirectly owned 60.1% of Virbac Corporation through a wholly owned subsidiary and tendered an additional 37.1%. 5.75 3.67 3.85 56.7% 49.4% High 56.7% 51.8% Median 48.0% 48.0% Low 3.8% 27.4% Five Star: Proposed Transaction $0.40 $0.30 $0.28 33.3% 42.9% (1) Source: Public company filings, company press releases, CapitalIQ, and Mergerstat. (2) EBITDA figures include adjustments for one time and extraordinary expenses, as applicable and available.

Five Star DCF Summary Valuation Date: June 13, 2008 (in millions, except per share values) Valuation Range Valuation Low High Five Star Value Based on Discounted Cash Flow (“DCF”) $17.6 $14.9 $21.5 Less: Debt $30.3 $30.3 $30.3 Plus: Cash $0.0 $0.0 $0.0 ESTIMATED VALUE OF SHAREHOLDERS’ EQUITY ($12.8) ($15.4) ($8.8) Divided by: Common Shares Outstanding 16.84 16.84 16.84 ESTIMATED VALUE PER COMMON SHARE -0.76 -0.92 -0.52 BURNHAMSECURITIES INC. BURNHAM SECURITIES INC.

Discounted Cash Flow Analysis Calculation of Cost of Capital Required Return on Equity Equity Risk Premium 1 7.1% Risk Free Rate 2 4.8% Size Premium 3 9.7% Industry Premium 4 2.2% Cost of Equity 23.9% Cost of Debt 5 9.0% Marginal Tax Rate 46.0% After Tax Cost of Debt 4.9% Capital Structure 6 Debt (%) 50.0% Equity (%) 50.0% Midpoint WACC7 14% 1 Long-horizon expected equity risk premium: large company stock total return minus long-term government bond income returns (SBBI Valuation Edition 2008 Yearbook, IbbotsonAssociates. ) 2 Risk Free Rate is the 6/12/08 yield on a Treasury maturing in 2028. 3 From the last page of the SBBI Valuation Edition 2008 Yearbook (10th decile, 10b) . 4 From page 51 of SBBI Valuation Edition 2008 Yearbook for SIC Code 52 (Building Materials, Hardware and Garden Supply) . 5 Cost of debt for Five Star’s $2.8MM unsecured promissory note. 6 Represents long term sustainable capital structure. 7 Rounded B BBUR URURNH NHNHA AAM MM SECU SECUSECUR RRI IIT TTI IIE EES S IS IN NNC CC. ..

Discounted Cash Flow Analysis Free Cash Flows (in thousands) 2008 2009 2010 2011 2012 Terminal Free Cash Flows to Firm1, 2 $1,754 $775 $2,034 $2,105 $2,176 $2,241 High Discount Rate3 16.0% $1,629 $621 $1,404 $1,252 $1,116 $8,839 Midpoint Discount Rate3 14.0% $1,643 $637 $1,466 $1,331 $1,206 $11,297 Low Discount Rate3 12.0% $1,657 $654 $1,532 $1,416 $1,306 $14,952 Net Present Value of Free Cash Flows $14,860 $17,580 $21,518 1Assumes 2008 starts at Valuation Date, 2009 at first anniversary, 2010 at second anniversary, etc. B BBUR URURNH NHNHA AAM MM 2 Source: Company management. SECU SECUSECUR RRI IIT TTI IIE EES S IS IN NNC CC. .. 3 Assumes cashflows are received at the midpoint of the year.

Free Cash Flow Reliance and Reconciliation Burnham relied on the information available on the projected income statement and projected statement of cash flows provided by Five Star, as well as certain publicly available information, to calculate Free Cash Flow (“FCF”) to the Company, on a debt free basis. Specifically, Burnham began with projected sales (2008: $126,475,000; 2009: $130,269,000; 2010: $134,177,000; 2011: $138,202,000; 2012: $142,348,000) and subtracted the projected cost of sales and operating expenses (2008: $122,021,000; 2009: $126,413,000; 2010: $127,887,000; 2011: $131,805,000; 2012: $135,842,000) to calculate EBITDA. Projected depreciation (2008: $382,000; 2009: $582,000; 2010: $532,000; 2011: $632,000; 2012: $732,000) was then subtracted to calculate EBIT. Burnham then subtracted taxes based on a calculated normalized corporate tax rate for the Company (2008: $1,873,120; 2009: $1,506,040; 2010: $2,648,680; 2011: $2,651,900; 2012: $2,656,040) to determine Unlevered after-tax income. Burnham then added projected depreciation (2008: $382,000; 2009: $582,000; 2010: $532,000; 2011: $632,000; 2012: $732,000), subtracted projected capital expenditures (2008: $500,000; 2009: $500,000; 2010: $500,000; 2011: $500,000; 2012: $500,000) and subtracted the increase in working capital (2008: $326,860; 2009: $1,074,615; 2010: $1,106,904; 2011: $1,140,044; 2012: $1,174,316) to arrive at FCF (2008: $1,754,020; 2009: $775,345; 2010: $2,034,416; 2011: $2,105,056; 2012: $2,175,644). Burnham calculated working capital levels as a fixed percentage of sales, based on Five Star’s historical working capital needs as a percentage of sales. On the next page is copy of the FCF calculation Burnham performed. B BBURNHA URNHAURNHAM MM SECU SECUSECUR RRIT ITITIES IN IES INIES INC. C.C.

Projected Free Cash Flows Unlevered Free Cash Flow Analysis & Projections (in thousands except for percentages) 1 2008 2009 2010 2011 2012 Net Revenues $126,475 $130,269 $134,177 $138,202 $142,348 % Change 2.2% 3.0% 3.0% 3.0% 3.0% Operating Costs ($122,021) ($126,413) ($127,887) ($131,805) ($135,842) % Change 0.3% 3.6% 1.2% 3.1% 3.1% % Net Revenues 96.5% 97.0% 95.3% 95.4% 95.4% EBITDA $4,454 $3,856 $6,290 $6,397 $6,506 % Change 20.9% na 63.1% 1.7% 1.7% % Net Revenues 3.5% 3.0% 4.7% 4.6% 4.6% Less Depreciation ($382) ($582) ($532) ($632) ($732) % Net Revenues 0.3% 0.4% 0.4% 0.5% 0.5% EBIT $4,072 $3,274 $5,758 $5,765 $5,774 % Change n/a na 75.9% 0.1% 0.2% % Net Revenues 3.2% 2.5% 4.3% 4.2% 4.1% Taxes ($1,873) ($1,506) ($2,649) ($2,652) ($2,656) Unlevered After-Tax Income $2,199 $1,768 $3,109 $3,113 $3,118 Plus Depreciation $382 $582 $532 $632 $732 Less Capital Exp. ($500) ($500) ($500) ($500) ($500) Working Capital $35,823 $36,897 $38,004 $39,144 $40,319 % of Sales 28.3% 28.3% 28.3% 28.3% 28.3% Less Increase in W.C. $327 $1,075 $1,107 $1,140 $1,174 % Net Revenues -0.3% -0.8% -0.8% -0.8% -0.8% Free Cash Flow $1,754 $775 $2,034 $2,105 $2,176 % Change n/a -55.8% 162.4% 3.5% 3.4% ` B BBUR URURNHAM NHAMNHAM S SSE EECU CUCURI RIRIT TTI IIE EES SS IINC. NC.NC. 1Assumes 2008 starts at Valuation Date, 2009 at first anniversary, 2010 at second anniversary, etc.

Burnham Securities — Confidential APPENDIX D

April 24, 2008
Special Committee of the Board of Directors
of Five Star Products, Inc.
322 Central Park West, Apartment 9C
New York, NY 10025
Attention: Mr. Carll Tucker
Gentlemen:
1.	Retention: This letter agreement confirms that the Special Committee (the “Special Committee”) of the Board of Directors (the “Board”) of Five Star Products, Inc. (the “Company” or “Five Star[1]”) has retained Burnham Securities Inc. (“Burnham”), on the terms set forth herein, to render an opinion to the Special Committee and the Company (the “Opinion”) as to the fairness, from a financial point of view, to the stockholders of the Company, other than National Patent Development Corporation (“NPD”), of the consideration to be received by Five Star stockholders from NPD in the proposed transaction (the “Proposed Transaction”) described below.

2.	The Proposed Transaction: Management of NPD has recently asked the Board how it would respond if NPD directly or through one of its subsidiaries were to (i) make a cash tender offer (the “Tender Offer”) for any or all of the shares of Five Star held by the stockholders of Five Star other than NPD or its subsidiaries and (ii) propose entering into a merger agreement with Five Star providing for the merger (the “Merger”), after the completion of the Tender Offer, of Five Star with NPD or a subsidiary of NPD, in which Merger Five Star would become a wholly-owned subsidiary of NPD and the stockholders of Five Star would receive the same cash consideration per share as the cash consideration per share paid in the Tender Offer. Burnham understands that its responsibilities and obligations will be limited to its Opinion as to the fairness, from a financial point of view, to the stockholders of Five Star as of the date of the Opinion (and the date of any update of the Opinion as described below) of the consideration to be received by such stockholders in the Tender Offer and Merger (as such transactions may be modified from time to time prior to the rendering of the Opinion). With respect to this engagement to render its Opinion, Burnham will not be expected to perform services other than those described in section 3 (below). The Opinion would not opine on the fairness, from a financial point of view, of the termination in exchange for cash of vested and unvested stock options to acquire shares of Five Star held by management of Five Star, the purchase of unvested grants of shares of Five Star granted to management of Five Star, or the issuance by Five Star of shares of Five Star to NPD or one of its subsidiaries upon conversion of a convertible note of Five Star held by NPD or one of its subsidiaries.

3.	Opinion: To render the Opinion, Burnham will undertake such investigation as it deems appropriate in the circumstances, including investigations of Five Star’s alternatives to the Proposed Transaction.

Burnham Securities Inc.	phone: 212-262-3100, 800-881-6543
1325 Avenue of the Americas	fax: 212-603-7566
26th Floor	email: info@bsibam.com
New York, NY 10019	www.burnhamfinancial.com

Special Committee of the Board of Directors
of Five Star Products, Inc.
April 24, 2008

To assist Burnham in its investigation and to enable it to render the Opinion, Five Star will provide Burnham with access to all information and personnel of Five Star which Burnham deems necessary or appropriate in the circumstances. Five Star represents and warrants to Burnham that all such information concerning Five Star will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. Five Star acknowledges and agrees that Burnham will be using and relying upon such information supplied by Five Star, its officers, agents and others, and any other publicly available information concerning Five Star without any independent investigation or verification thereof or independent appraisal by Burnham of Five Star or its business or assets. Burnham shall render the Opinion immediately prior to the contemplated execution of the Merger Agreement by the parties thereto and, if a vote of the stockholders of Five Star is necessary in connection with the Merger, Burnham agrees to render an update of the Opinion immediately prior to the mailing of a proxy or information statement to the stockholders of Five Star. Burnham agrees that NPD and Five Star may refer to, and include, the Opinion and any update of the Opinion in any documents relating to the Tender Offer or Merger, including but not limited to any tender offer document or proxy or information statement sent to Five Star stockholders or filed with the Securities and Exchange Commission under Section 13(e) or Section 14(d) of the Securities Exchange Act of 1934, as amended.

4.	Fee and Expenses: In consideration of the performance by Burnham of the services contemplated by this letter agreement, the Company shall pay Burnham a fee in the amount of $125,000, payable as follows: $50,000 upon the signing of this letter agreement and $75,000 if and when the Opinion is rendered. Such fee is not contingent on delivery of a favorable Opinion. In addition to the fee referred to above, whether or not the Proposed Transaction is consummated or if this letter agreement is terminated, the Company shall reimburse Burnham promptly after receipt by the Company of reasonable documentation therefor, for all reasonable out-of-pocket expenses incurred by Burnham in connection with the performance of its services hereunder, including the reasonable fees and expenses of its counsel. Burnham agrees to discuss such out-of-pocket expenses with Five Star prior to incurrence at any time Burnham recognizes that the aggregate of such out-of-pocket expenses are reasonably likely to exceed $10,000.

5.	Indemnity: The indemnity obligations of the Company are set forth in Schedule A annexed hereto and are hereby incorporated herein and made a part hereof.

6.	Successors: This letter agreement shall be binding upon any and all successors and assigns of the Company (including any corporation surviving any merger to which the Company is a party) and Burnham. Burnham shall not be permitted to assign its rights or delegate its obligations hereunder except by operation of law as a result of the merger or consolidation of Burnham with another entity without the expressed written consent of the Company.

7.	Survival of Certain Provisions: The Special Committee shall have the right at any time to terminate this letter agreement, with or without cause and for any reason or no reason and, upon such termination, Burnham shall immediately terminate all of its work hereunder. The provisions contained in sections 4, 5, 7, 8 and 9 and Schedule A of this letter agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any

Special Committee of the Board of Directors
of Five Star Products, Inc.
April 24, 2008

Indemnified Person (as defined in Schedule A), (b) consummation of the Proposed Transaction or (c) any termination of this letter agreement. In the event that any one or more provisions contained in this letter agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this letter agreement.

8.	Governing Law: This letter agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts made and performed within the State of New York, without giving effect to the principles of the conflict of laws thereof. The parties hereby irrevocably submit to the jurisdiction of any State Court sitting in the County of New York or any Federal court sitting in the City of New York in respect of any suit, action or proceeding arising out of or relating to this letter agreement, and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court.

9.	Confidentiality: All non-public information concerning the Company and its subsidiaries which is given to Burnham will be used by Burnham solely in the course of the performance of its services hereunder and will be treated confidentially by Burnham and any retained advisors and agents for as long as such information remains non-public. Except as otherwise required by law, Burnham will not use such information or disclose such information to a third party, other than its agents or counsel who have a need to know in connection with the transaction contemplated by this letter agreement and who agree to keep such information confidential, without the Company’s consent, as appropriate.

10.	Headings: Section headings in this letter agreement are included herein for convenience of reference only and shall not constitute a part of this letter agreement for any other purpose.

11.	Definition: As used herein, the term “affiliate” shall have the meaning assigned thereto in Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended.

12.	USA Patriot Act: Burnham is committed to complying with U.S. statutory and regulatory requirements designed to combat money laundering and terrorist financing. The USA Patriot Act requires that all financial institutions obtain certain identification documents or other information in order to comply with their customer identification procedures.

13.	Modification: This letter agreement may not be modified or amended except in writing duly executed by the parties hereto.

Special Committee of the Board of Directors
of Five Star Products, Inc.
April 24, 2008

Please sign and return one copy of this letter agreement to Burnham along with the Company’s payment in the amount of $50,000 to indicate the Special Committee’s acceptance of the terms set forth herein. The additional copy is for the Special Committee’s records.

Very truly yours, Burnham Securities Inc.
By:	/s/ Randolph Guggenheimer
Randolph Guggenheimer
Managing Director

Accepted as of the date first above written:

Special Committee of the Board of Directors of Five Star Products, Inc.
By:	/s/ Carll Tucker
Carll Tucker
Member

Five Star Products, Inc. agrees to its obligations
set forth in the foregoing letter agreement:

Five Star Products, Inc.
By:	/s/ John Belknap
John Belknap
Chief Executive Officer

Schedule A
     The Company agrees to indemnify Burnham Securities Inc. (“Burnham”) and any controlling person, director, officer, employee, affiliate, agent or counsel of Burnham and of any affiliate of Burnham (“Indemnified Parties”) and hold them harmless against any losses, claims, damages, expenses or liabilities, joint or several (“Damages”), to which Burnham or such other Indemnified Parties may become subject arising in any manner out of or in connection with the retention of Burnham hereunder, and the Company shall reimburse Burnham and any other Indemnified Party for all reasonable expenses (including, without limitation, fees and disbursements of counsel) as they are incurred by Burnham or such other Indemnified Party in connection with investigating, preparing or defending any pending or threatened action, suit, claim, investigation or proceeding, whether or not in connection with pending or threatened litigation, in which Burnham or such other Indemnified Party is involved by reason of Burnham’s retention hereunder (an “Action”), except to the extent that it is finally judicially determined that such Damages or Actions are caused by gross negligence, willful misconduct or bad faith of Burnham and/or any controlling person, director, officer, employee, affiliate or agent of Burnham.
     In the event any Action is commenced against Burnham or any other Indemnified Party with respect to which indemnity may be sought against the Company, Burnham shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel selected by the Company reasonably satisfactory to Burnham and payment of all fees and expenses. Burnham and any party indemnified hereunder shall have the right to retain separate counsel, but the fees and expenses of such counsel shall be at the expense of Burnham or such other Indemnified Party, as the case may be, unless (i) the expenses of such counsel have been expressly assumed in writing by the Company, (ii) the Company has failed to assume the defense or the employ of counsel reasonably satisfactory to Burnham or (iii) the named parties to any such Action (including any impleaded parties) include both (a) Burnham or any such other Indemnified Party and (b) the Company or any controlling person, director, officer, employee, affiliate or agent of the Company, and Burnham or such other Indemnified Party shall have been advised by legal counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Company’s agents (in which case the Company shall not have the right to assume the defense of such Action on behalf of Burnham or such other Indemnified Party); provided, however, that in no event shall the Company be required to pay the fees and expenses of more than one such separate counsel in the aggregate for Burnham and all other Indemnified Parties. For Actions brought against Burnham or such other Indemnified Party for which the Company has assumed the defense, the Company agrees that it will not, without the prior written consent of Burnham, settle or compromise or consent to the entry of any judgment in any Action relating to the matters contemplated by Burnham’s retention unless such settlement, compromise or consent (i) includes a release of Burnham and such Indemnified Parties from all liability arising or that may arise out of such claim and (ii) provides for the payment of an amount that the Company is willing and able to pay.
     The Company and Burnham agree that if any indemnification or reimbursement sought pursuant to the preceding paragraphs is finally judicially determined to be unavailable (except by reason of the gross negligence, willful misconduct or bad faith of Burnham or its controlling persons, directors, officers, employees, affiliates or agents, as the case may be), then the Company and the Indemnified Parties involved in such Action shall contribute to the liabilities for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect (a) the relative benefits to the Company on the one hand, and Burnham and such Indemnified Parties, on the other hand, in connection with Burnham’s retention hereunder or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a), but also the relative fault of the Company, on the one hand, and Burnham, on the other hand; provided that in no event shall Burnham’s and the Indemnified Parties’ aggregate contribution to all Damages with respect to which contribution is available hereunder exceed the amount of fees actually received by Burnham from the Company pursuant to Burnham’s retention hereunder. It is hereby agreed that the relative benefits to the Company, on the one hand, and Burnham, on the other hand, with respect to Burnham’s retention shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received by the Company or its securityholders, as the case may be, pursuant to the Proposed Transaction, whether or not consummated, for which Burnham is retained bears to (ii) the fee paid or proposed to be paid to Burnham in connection with such retention. The Company and Burnham agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method which does not take into account the equitable considerations referred to in this paragraph.
     The indemnity and reimbursement of expenses and the contribution rights provided for in this Schedule A are in addition to, and not subject to the limitations of, the fees, charges, and reimbursement of expenses provided for in section 4 of this retention agreement. The reimbursement, indemnity and contribution obligations of the Company under the preceding paragraphs shall be in addition to any right that Burnham or any Indemnified Party may otherwise have, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Burnham or such other persons. In addition, the Company agrees to reimburse each such Indemnified Party for all reasonable expenses (excluding fees and expenses of counsel, except as provided above) as they are incurred by such Indemnified Party (upon receipt by the Company from such indemnified person of an undertaking by such Indemnified Party promptly to repay to the Company and such reimbursement upon a final judicial determination that such Indemnified Party is not entitled to indemnification pursuant to the preceding paragraphs) in connection with investigating, preparing or defending any such Action whether or not in connection with litigation in winch any indemnified person is a named party.
     The Company also agrees that no Indemnified Party shall have any liability to the Company or any of its affiliates or any director, officer, employee, securityholder, representative, advisor (other than Burnham) or agent thereof for or in connection with Burnham’s retention hereunder except for such liability for Damages, liabilities or expenses incurred by the Company winch is finally judicially determined to have resulted primarily from the gross negligence, willful misconduct or bad faith of such Indemnified Party.